Exhibit 10.87

PURCHASE AND SALE AGREEMENT

BETWEEN
SHC MEXICO HOLDINGS, LLC
SHC HOLDINGS, LLC
SBA VILLAS, LLC
AND
SANTA BARBARA US, L.P.

AS SELLERS
AND

MT. JOYA HOLDINGS, LLC
AND
MT. JOYA OPERATIONS, LLC

AS BUYER

DECEMBER 12, 2013

NOTE: The submission of a draft of this Agreement is not an offer to enter into a legally binding contract with respect to the purchase and sale of the Interests. The Parties shall be legally bound with respect to the purchase and sale of the Interests pursuant to the terms of this Agreement only if each of Sellers and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

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TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS 3
Section 1.1 Definition 3
Section 1.2 Terms Generally 18

ARTICLE II PURCHASE AND SALE OF INTERESTS 18
Section 2.1 Purchase and Sale 18
Section 2.2 Purchase Price. 19

ARTICLE III CONDITIONS PRECEDENT 20
Section 3.1 Conditions to Buyer’s Obligations 20
Section 3.2 Conditions to Sellers’ Obligations 21
Section 3.4 Waiver by Buyer 22

ARTICLE IV REPRESENTATIONS AND WARRANTIES; BUYER’S EXAMINATION OF THE PROPERTY 22
Section 4.1 Representations and Warranties of Sellers 22
Section 4.2 Limitation on Claims; Survival of Representations and Warranties. 31
Section 4.3 Representations and Warranties of Buyer. 33
Section 4.4 Buyer’s Independent Investigation. 34
Section 4.5 Limits on Government Contacts. 37
Section 4.6 Release. 38
Section 4.7 Merger.. 39

ARTICLE V BROKERS AND EXPENSES 39
Section 5.1 Brokers.. 39
Section 5.2 Expenses.. 39

ARTICLE VI COVENANTS OF SELLER 39
Section 6.1 Interim Operation of the Property.. 39
Section 6.2 Risk of Loss and Insurance Proceeds. 40
Section 6.3 Notifications. 41
Section 6.4 Taxes; Sale of Interests. 41
Section 6.5 Estoppel Certificates. 42

ARTICLE VII CLOSING AND ESCROW 42
Section 7.1 Escrow Instructions.. 42
Section 7.2 Closing. 42
Section 7.3 Deposit of Documents. 43
Section 7.4 Closing Statement 44

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Section 7.5 Transfer of Employees 46
Section 7.6 2013 Tax Returns.. 47

ARTICLE VIII DEFAULTS 47

ARTICLE IX INDEMNIFICATION 49
Section 9.1 Indemnification by Seller. 49
Section 9.2 Indemnification by Buyer. 50
Section 9.3 Limitation on Claims; Survival of Indemnity Obligations. 50

ARTICLE X MISCELLANEOUS 52
Section 10.1 Notices 52
Section 10.2 Entire Agreement 53
Section 10.3 Time 53
Section 10.4 Attorneys’ Fees 53
Section 10.5 No Merger 53
Section 10.6 Assignment 53
Section 10.7 Counterparts 53
Section 10.8 Governing Law; Jurisdiction and Venue. 54
Section 10.9 Waiver of Trial by Jury 54
Section 10.10 Confidentiality and Return of Documents. 54
Section 10.11 Interpretation of Agreement 55
Section 10.12 Amendments 55
Section 10.13 No Recording 55
Section 10.14 No Third Party Beneficiary; Sellers’ Obligations Several; Sellers’ Consents. 55
Section 10.15 Severability 56
Section 10.16 Drafts not an Offer to Enter into a Legally Binding Contract 56
Section 10.17 Further Assurances 56
EXHIBITS
A-1    Description of Land with respect to Punta Mita Resort
A-2    Description of Land with respect to Development Parcel
B    Intentionally Omitted
C-1    Ownership of Interests Before Pre-Closing Merger
C-2    Ownership of Interests After Pre-Closing Merger
E-1    Form of Buyer’s Closing Certificate
E-2    Form of Seller’s Closing Certificate
F    Proprietary Information
G    Form of Employer Substitution Agreement
H    Intentionally Omitted

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I    Title Commitment

SCHEDULES
1.1(a)        List of Existing Leases
1.1(b)        Final Working Capital
1.1(c)        Estoppel Certificates
1.2        List of Intellectual Property
1.3        List of Artwork
2.2(b)        Wire Instructions
4.1(a)(xv)     List of Existing Contracts
4.1(a)(xvii)    List of Required Material Permits
4.1(a)(xx)    List of Litigation
4.1(a)(xxiii)    Notices of Violation of Laws
4.1(a)(xxiv)    Environmental Matters
4.1(a)(xxv)    List of Employees
4.1(a)(xxix)    List of Current and Pending Tax Actions or Proceedings
4.1(a)(xxxi)    List of Employee Benefit Plans
4.1(a)(xxxiv)     List of Collective Bargaining Agreements
4.1(a)(xxxvi)    All Bank Accounts and Safety Deposit Boxes and Signatories
4.1(a)(xxxvii)    Persons Granted Power of Attorney
4.1(a)(xxxix)    List of Consignment Agreements

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of December 12, 2013 (“Effective Date”), is made by and among SHC MEXICO HOLDINGS, L.L.C., a Delaware limited liability company (“Mexico Holdings”), SHC HOLDINGS, L.L.C., a Delaware limited liability company (“SHC Holdings”), SBA VILLAS, LLC, a Delaware limited liability company (“SBA Villas”), and SANTA BARBARA US, L.P., a Delaware limited partnership (“Santa Barbara US”) (each, a “Seller”, and collectively, “Sellers”), and MT. JOYA HOLDINGS, LLC, a Washington limited liability company, and MT. JOYA OPERATIONS, LLC, a Washington limited liability company (collectively, “Buyer”).
RECITALS
WHEREAS, pursuant to that certain Irrevocable Administration and Guarantee Trust (Fideicomiso Irrevocable de Administración y Garantía) entered into on June 30, 2011 (the “Irrevocable Trust”) by and among Mexico Holdings, Punta Mita Resort, S. de R.L. de C.V., a company organized under the laws of Mexico (“Punta Mita Resort”), and Punta Mita TRS, S. de R.L. de C.V., a company organized under the laws of Mexico (“Punta Mita TRS”), on the one hand, as settlors and second beneficiaries with respect to their respective assets, The Bank of New York Mellon, S.A., as trustee (“Trustee”) and Deutsche Bank Trust Company Americas, as first beneficiary and agent for lenders, (i) Mexico Holdings transferred its Interest in Punta Mita Resort to the Irrevocable Trust, (ii) Punta Mita Resort transferred its Interest in Punta Mita TRS to the Irrevocable Trust, (iii) Punta Mita Resort transferred the real property associated with the Hotel to the Irrevocable Trust and (iii) Punta Mita TRS transferred to the Irrevocable Trust its rights to collect proceeds from certain insurance policies, all in favor of Deutsche Bank Trust Company Americas (“Deutsche Bank”) as security for that certain line of credit (the “Line of Credit”) of up to $300,000,000.00 (Three Hundred Million and 00/100 Dollars, currency of the United States of America) in favor of Strategic Hotel Funding, L.L.C.;
WHEREAS, on the date immediately prior to the date of the Irrevocable Trust, Mexico Holdings owned ninety-nine and ninety-nine hundredths percent (99.99%) of the variable stock limited liability company interests in Punta Mita Resort, as described on Exhibit C-1;
WHEREAS, on the date immediately prior to the date of the Irrevocable Trust, Punta Mita Resort owned ninety-nine and ninety-nine hundredths percent (99.99%) of the variable stock limited liability company interests in Punta Mita TRS;
WHEREAS, SHC Holdings currently owns: (i) one one-thousandth of a percent (0.001%) of the variable stock limited liability company interests in Punta Mita TRS; and (ii) one hundredth of a percent (0.01%) of the variable stock limited liability company interests in Punta Mita Resort, as described on Exhibit C-1;

WHEREAS, following the Pre-Closing Merger and at Closing, the variable stock limited liability company interests in Punta Mita Resort will be owned as described on Exhibit C-2;
WHEREAS, on the date immediately prior to the date of the Irrevocable Trust, Punta Mita Resort was the owner of fee interests in and to certain developed plots, pieces or parcels of land more particularly described in Exhibit A‑1, together with the buildings and Improvements erected thereon (including, without limitation, the Hotel);
WHEREAS, at or prior to Closing, and as a condition to Buyer’s obligation to close the transactions described in this Agreement, as more particularly described herein, the collateral under the LOC Pledge shall have been released and Trustee and Deutsche Bank shall have executed and delivered the Release Documents (defined below) releasing each of the Subsidiaries and the Merged Entities from any and all obligations arising under the credit agreement pursuant to which the Line of Credit was granted (including, without limitation, the LOC Pledge, the Guaranty and any other ancillary documentation related thereto) (the “Existing Loan Documentation”).
WHEREAS, at or prior to Closing, and as a condition to Seller’s and Buyer’s obligation to close the transactions described in this Agreement, as more particularly described herein, Seller intends to undertake the Pre-Closing Merger and all other corporate actions necessary to merge Santa Barbara Punta de Mita Desarrollos, SB Villas, Solana Mexico, and SB Hotel into Punta Mita Resort, so that at Closing, Punta Mita Resort shall also be the sole owner of Punta Mita TRS and the fee interests in and to certain mostly undeveloped plots, pieces or parcels of land more particularly described in Exhibit A-2 (the “Development Parcel”);
WHEREAS, the Hotel is operated on the property pursuant to the terms and conditions of the Management Agreement;
WHEREAS, other than the General Manager and employees of Manager who are temporarily assigned from time to time to the Hotel, all of whom are employed by Manager or its Affiliates, Servicios Administrativos is the employer of all of the Employees of the Property;
WHEREAS, Buyer desires to purchase, and Sellers desire to sell one hundred percent (100%) of their ownership interests in Punta Mita Resort, and Punta Mita TRS (collectively, the “Interests”) subject to and in accordance with the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1     Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Article I, which meanings shall be applicable equally to the singular and plural of the terms defined. Other capitalized terms used in this Agreement shall have the meanings ascribed to such terms elsewhere in this Agreement.
“Affiliate” shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling 10% or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director, member or partner of such Person or (iv) if such Person is an officer, director, member or partner, any other Person for which such Person acts in any such capacity.
“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.
“Allocated Purchase Price” shall have the meaning set forth in Section 2.2(a).
“Anti-Terrorism Laws” shall have the meaning set forth in Section 4.1(a)(xxxi).
“Asset Management Agreement” means that certain Asset Management Agreement dated January 1, 2005 between Punta Mita Resorts and SHC Asset Management L.L.C., a Delaware limited liability company.
“Bookings” shall mean all contracts or reservations for the use of guest rooms, banquet facilities or meeting rooms in the Hotel.
“Business Day” shall mean any day other than a Saturday, a Sunday or a federal holiday recognized by the Federal Reserve Bank of New York.
“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.
“Buyer’s Closing Certificate” shall mean a certificate executed by Buyer certifying, as of the Closing Date, the truth and accuracy of each of the representations and warranties of Buyer contained in Section 4.3 below, substantially in the form of Exhibit E-1 attached hereto.
“Buyer Indemnitees” shall have the meaning set forth in Section 9.1.
“Buyer Party” or “Buyer Parties” shall have the meaning set forth in Section 4.5.
“Claims” shall have the meaning set forth in Section 4.2(a).
“Closing” shall have the meaning set forth in Section 2.2(b)(ii).
“Closing Date” shall have the meaning set forth in Section 7.2.
“Closing Documents” shall have the meaning set forth in Section 4.2(a).

“Competition Commission” shall mean Comisión Federal de Competencia Económica.
“Confidential Information” shall have the meaning set forth in Section 10.10(a).
“Consignment Agreements” shall mean the consignment or similar arrangements pursuant to which the Hotel displays and has agreed to sell certain personal property on a consignment basis.
“Consumables” shall mean all unopened and unused food and beverages; unopened and unused engineering, maintenance and housekeeping supplies, including, without limitation soap, cleaning materials, fuel and other materials; unused stationery, brochures, advertising materials and other printed items; and all other unopened and unused supplies of all kinds.
“Contracts” shall mean the Existing Contracts and the New Contracts.
“Deposit” shall have the meaning set forth in Section 2.2(b)(i).
“Development Parcel” shall have the meaning set forth in the Recitals.
“Disputed Prorations” shall have the meaning set forth in Section 7.4(a).
“Dollars” shall mean the lawful currency of the United States of America.
“Due Diligence Materials” shall mean all of the documents and other materials located or expressly referred to in the electronic data room entitled “Project Flags”, established by Seller through a web application provided by Intralinks, Inc. and located at www.intralinks.com.
“Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.
“Employees” shall mean all Persons employed, in a full-time or part-time capacity at the Hotel at the time in question. For avoidance of doubt, “Employees” shall not include Persons employed at the golf course or other facilities, regardless of whether such employees are employed by Servicios Administrativos.
“Employee Benefit Plans” shall mean each employee benefit plan and each other material plan, program, policy, arrangement or agreement, providing compensation or benefits of any kind to any current or former Employee or any spouse, dependent or beneficiary thereof or to which the Subsidiaries contribute or otherwise has any liability, contingent or otherwise.

“Employee Contracts” shall mean all of the written contracts and agreements with all or any of the Employees.
“Employer Substitution Agreement” shall mean that certain agreement, in the form of Exhibit G attached hereto, whereby those Employees employed by Servicios Administrativos are transferred pursuant to Section 7.5.
“Encumbrances” means any lien, mortgage, pledge, encumbrance, security interest, easement, right of way, or covenant affecting title to all or any part of the Real Property, the Personal Property or the Interests.
“Environment” means the system of natural and artificial or man induced elements such as air (including air in buildings, natural or man-made structures below or above ground), water, superficial water, groundwater, any and all sources of water of whatever jurisdiction (including without limitation water under or within land or in drains and sewers and coastal and inland waters and water bodies defined as Mexican national waters (aguas nacionales), recipient bodies of Mexican national waters (cuerpos receptores de aguas nacionales)), land (including soil whether at or below surface), wetland, sediment, soil, subsoil or subsurface strata, any and all natural resources, forestry resources, habitat, ecosystems, florae and fauna, and in general the environment as defined in Environmental Laws.
“Environmental Claim” means any lawsuit, citation, and/or written claim, action, consent decree, demand, notice, order, or directive, or any proceeding, litigation, administrative proceeding, arbitration, mediation or other proceeding or cause of action brought or threatened in writing by any Person in connection with the Hotel or the Property arising out of, based on, or resulting from (a) the Release into the Environment, of any Hazardous Material and (b) any violation, or alleged violation, of any Environmental Law.
“Environmental Laws” shall mean any and all applicable Mexican federal, state and local laws, statutes, rules, ordinances, regulations, Mexican official norms (Normas Oficiales Mexicanas), codes, compulsory policies together with all judicial or administrative orders, consents, decrees, judgments, licenses, concessions, authorizations and permits of, or agreements with, any Governmental Authority of Mexico and all internal guidelines of such Governmental Authorities in charge of enforcing Environmental Law in Mexico, in each case relating to the regulation and protection of human health, health and safety matters, the Environment and conservation of the natural resources, including, without limitation, all applicable federal, state and municipal laws, and all environmental regulations, cleaning or control laws of Mexico and its federal entities in effect on the date hereof. The term Environmental Laws shall also include, but is not limited to: (i) Mexico’s Ley General del Equilibrio Ecológico y la Protección al Ambiente, Mexico’s Ley de Aguas Nacionales, Mexico’s Ley General para la Prevención y Gestión Integral de los Residuos (as well as its regulations known as the Reglamento de la Ley General para la Prevención y Gestión Integral de los Residuos), Mexico’s Ley General de Desarrollo Forestal Sustentable, Mexico’s Ley

General de Vida Silvestre, Mexico’s Reglamento para el Uso y Aprovechamiento del Mar Territorial, Vias Navegables, Playas, Zona Federal Marítimo Terrestre y Terrenos Ganados al Mar, Mexico’s Ley General de Pesca y Acuacultura Sustentables, Mexico’s Ley General de Salud and the respective regulations of each of such laws, as well as Mexico’s Reglamento Federal de Seguridad, Higiene y Medio Ambiente en el Trabajo, as such laws and regulations are in effect on the date hereof, and (ii) Mexican Official Norms NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-138-SEMARNAT/SS-2003, NOM-147-SEMARNAT/SSA1-2004 and NOM-010-STPS-1999, as such norms are in effect on the date hereof.
“Equipment Leases” shall mean the equipment leases by which any Subsidiary or its respective agents holds the right to possess and use any of the equipment.
“Escrow” shall have the meaning set forth in Section 7.2.
“Escrow Agent” shall have the meaning set forth in Section 2.2(b)(i).
“Estimated Working Capital” shall mean a good faith estimate of the Final Working Capital jointly determined and calculated by Buyer and Sellers, pursuant to the formula set forth in Schedule 1.1(b), no less than three (3) days prior to the Closing Date, as provided in Section 7.4(a).
“Estoppel Certificates” shall mean those estoppel certificates identified on Schedule 1.1(c).
“Existing Contracts” shall mean the Employee Contracts, and all management, service or maintenance contracts or collective bargaining or other union agreements, Consignment Agreements or other agreements affecting any of the Subsidiaries, the Interests or the Property or the operation thereof as well as any permits, concession agreements or franchise agreements relating to the continuing operation of the Property .
“Existing Employer Agreement” shall mean that certain Employer Company Agreement dated as of June 29, 2004 between Servicios Administrativos and Manager relating to the employment of certain of the Employees.
“Existing Leases” shall mean all retail space leases and license agreements affecting any of the Subsidiaries or the Property as of the Closing Date, as the same may be amended, modified or extended from time to time in accordance with the terms of this Agreement.
“Existing Loan Documentation” shall have the meaning set forth in the Recitals.
“Fee Parcel”, singularly, and “Fee Parcels”, collectively, shall mean each parcel of land described on Exhibit A-1 and Exhibit A-2.

“FF&E” shall mean all fixtures, furniture, fittings, equipment, machinery, apparatus, appliances, golf carts, boats and other vessels (including, without limitation, the yacht), trucks, tractors and other articles of personal property (provided, the term FF&E does not include (1) Consumables, (2) Small Operating Equipment, (3) equipment leased pursuant to an Equipment Lease, (4) the Improvements and (5) property owned or leased by Tenants, licensees, guests, Employees or other persons furnishing goods or services to the Property).
“Final Closing Statement” shall have the meaning set forth in Section 7.4(c).
“Final Working Capital” shall have the meaning set forth in Schedule 1.1(b) attached hereto.
“Financial Statements” means (i) the audited financial statements for each of the Subsidiaries and the Merged Entities for each of the years ended December 31, 2011 and 2012 prepared in accordance with NIFs, and (ii) the most recent unaudited financial statements for each of the Subsidiaries (and the Merged Entities, to the extent applicable) from January 31, 2013 through the end of the month which expires two months prior to Closing (e.g. if Closing occurs on December 6, 2013, then through October 31, 2013) prepared in accordance with GAAP, and (iii) such more recent statements of profit and loss relating to the Hotel that have been prepared by Manager as of the Closing Date, if any.
“GAAP” shall mean generally accepted accounting principles used in the United States.
“Governmental Authority” shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.
“Guaranty” means that certain Subsidiary Guaranty dated as of June 30, 2011, executed by SHC Laguna Niguel I LLC, SHC Lincolnshire LLC, SHC Half Moon Bay, LLC, Punta Mita Resort, S. de R.L. de C.V., SHC Holdings, L.L.C., SHC Mexico Holdings, LLC, Punta Mita TRS, S. de R.L. de C.V., SHC DTRS, Inc., SHC Half Moon Bay Mezzanine LLC, and SHC Laguna, L.L.C., to and for the benefit of Deutsche Bank Trust Company Americas, as administrative agent, and the other Credit Parties (as defined therein).
“Hazardous Materials” means any and all contaminants, hazardous wastes, pollutants, hazardous substances, hazardous materials, toxic substances, special handling wastes, industrial substances or wastes, polychlorinated biphenyls, asbestos or asbestos-containing materials, mold, medical waste, biologically-infectious waste, petroleum or petroleum-derived substances or wastes, radioactive substances or wastes, or in general any material, substance or waste, whether in solid, liquid or gaseous forms, of a corrosive, reactive, explosive, toxic, flammable, or infectious nature, or any component or element thereof or any other substance or material referenced in, regulated under or defined by

Environmental Laws, including, without limitation, any wastes, materials or substances that are (i) labeled as “hazardous material” or “hazardous waste” or both; pursuant to Mexico’s Ley General del Equilibrio Ecológico y la Protección al Ambiente; (ii) listed, characterized (or subject to characterization) as “hazardous” under Mexican Official Norms NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993; (iii) labeled as “hazardous wastes” under Mexico’s Ley General para la Prevención y Gestión Integral de los Residuos and/or its regulations; (iv) capable of causing harm to the Environment or to human health from exposure thereto; and/or (v) any used recipients or containers that may have contained or stored Hazardous Materials, including above-ground or underground storage tanks or underground pipes or aboveground pipelines.
“Hotel” shall mean that certain hotel commonly known as the “Four Seasons Punta Mita”, located on the real property more particularly described in Exhibit A‑1, and consisting of one hundred seventy-three (173) rooms.
“Improvements” shall mean the improvements on the Fee Parcels including, but not limited to, the Hotel.
“Indemnity Release Date” shall have the meaning set forth 9.3(b).
“Intellectual Property” shall mean any and all any trademarks, tradenames, licenses, logos, and other similar intellectual property rights relating to the Property, including, but not limited to, those identified on Schedule 1.2, in which any Subsidiary or its respective agent has an interest, but excluding any intellectual property owned by Manager or any other third parties.
“Interests” shall have the meaning set forth in the Recitals.
“Irrevocable Trust” shall have the meaning set forth in the Recitals.
“Knowledge” or “Known” shall mean, with respect to Sellers, the actual (not constructive) personal knowledge, without imputation of actual or constructive knowledge of any other person and expressly without independent inquiry, verification or investigation or any duty or obligation to conduct any inquiry, verification or investigation (other than the general inquiry of Samuel Suchowiecky as to matters specifically set forth in Section 4.1), of Kenneth Barrett, Robert McAllister, Thomas Healy, and Paula Maggio (it being understood and agreed that no such individuals shall have any personal liability with respect to any matter set forth in this Agreement or otherwise in any way related to the transaction contemplated hereby), and (ii) with respect to Buyer, the actual (not constructive) personal knowledge, without imputation of actual or constructive knowledge of any other person and expressly without independent inquiry, verification or investigation or any duty or obligation to conduct any inquiry, verification or investigation, of John Stokke, Robbie Fritz and Jackie Murphy (it being understood and agreed that no such individual shall have any personal liability with respect to any matter set forth in this Agreement or otherwise in any way related to the transaction contemplated hereby).
“Leases” shall mean the aggregate of the Existing Leases and the New Leases, collectively.
“Line of Credit” shall have the meaning set forth in the Recitals.
“LOC Pledge” shall mean, collectively, (i) the Irrevocable Trust, pursuant to which (a) Mexico Holdings transferred its Interest in Punta Mita Resort to the Irrevocable Trust, (b) Punta Mita Resort transferred its Interest in Punta Mita TRS to the Irrevocable Trust (c) Punta Mita Resort transferred the real property associated with the Hotel to the Irrevocable Trust and (d) Punta Mita TRS transferred to the Irrevocable Trust its rights to collect proceeds from certain insurance policies, in each case in favor of Deutsche Bank, as security for the Line of Credit; and (ii) that certain Non-possessory Pledge and Equity Interests Pledge Agreement (Contrato de Prenda sin Transmisión de Posesión y Prenda sobre Partes Sociales) entered into on June 30, 2011 by and among Punta Mita Resort, Punta Mita TRS and SHC Holdings, as pledgors, and Deutsche Bank, as pledgee, pursuant to which the pledgors thereunder pledged all their present or future owned rights and movable assets related to their business activities, including without limitation, (a) a pledge of the Personal Property associated with the Hotel granted by Punta Mita Resort, (b) a pledge of rights in certain bank accounts and operating agreements related to the Hotel granted by Punta Mita TRS, and (c) a pledge of SHC Holdings’ Interest in Punta Mita Resort and Punta Mita TRS, in each case in favor of Deutsche Bank, as security for the Line of Credit (the “Pledge Agreement”).
“Losses” shall mean actual (and not consequential or punitive) losses, damages, liabilities, demands, liens, penalties, or expenses (including reasonable attorneys’ and accountants’ and other professionals’ fees).
“Manager” shall mean Four Seasons (Punta Mita), S.A. de C.V., a corporation organized under the laws of Mexico, as successor-in-interest to Four Seasons Hotels (Mexico), S.A. de C.V., a corporation organized under the laws of Mexico.
“Manager Consent” shall have the meaning set forth in Section 3.1(f).
“Management Agreement” shall mean that certain Hotel Management Agreement, dated July 18, 1997, by and between Manager and Punta Mita Resort, S.A. de C.V., as amended, modified and/or assigned, together with all other documents, instruments and agreements entered into in connection therewith, including, without limitation, (a) that certain Hotel Advisory Agreement dated July 18, 1997 between Four Seasons Hotels Limited and Punta Mita Resort, S.A. de C.V., (b) that certain Hotel Services Agreement dated July 18, 1997 between Manager and Punta Mita Resort, S.A. de C.V., (c) that certain Hotel License Agreement dated July 18, 1997 between Four Seasons Hotels and Resorts B.V. and

Punta Mita Resort, S.A. de C.V., (d) that certain Assignment and Assumption Agreement dated November 30, 1998 between Four Seasons Hotels (Mexico), S.A. de C.V. and Four Seasons (Punta Mita), S.A. de C.V., (e) that certain Letter Agreement dated September 25, 2000 between Four Seasons Hotels Limited and Punta Mita Resort, S.A. de C.V., (f) that certain Four Seasons Estoppel Certificate dated February 22, 2001 made by Four Seasons Hotels Limited, Manager and Four Seasons Hotels and Resorts B.V., (g) that certain First Amendment to Hotel Agreements and Golf Club Agreements dated February 22, 2001 between Four Seasons Hotels Limited, Punta Mita Resort, S.A. de C.V., Manager, Four Seasons Hotels and Resorts B.V. and Club de Golf Punta Mita, S.A. de C.V., (h) that certain letter dated October 14, 2003 between Four Seasons Hotels Limited and Punta Mita Resort, S.A. de C.V., (i) that certain letter dated June, 2004 between Manager and Punta Mita Resort, S.A. de C.V., (j) that certain Second Amendment to Hotel Agreements dated June 30, 2006 between Four Seasons Hotels Limited, Manager, Four Seasons Hotels and Resorts B.V. and Punta Mita Resort, S.A. de C.V., (k) that certain Letter of Indemnity dated June 30, 2006 by Strategic Hotel Funding, L.L.C., (l) that certain Third Amendment to Hotel Agreements dated November 18, 2008 between Four Seasons Hotels Limited, Manager, Four Seasons Hotels and Resorts B.V. and Punta Mita TRS, (m) that certain Restaurant License Agreement dated November 18, 2008 between Modern Mexican Restaurant Concepts, LLC, Manager and Punta Mita TRS, (n) that certain Letter Agreement regarding extension of Restaurant License Agreement dated November 18, 2008 between Manager and Punta Mita TRS, (o) that certain Letter Agreement regarding confirmation of Punta Mita Resort entities dated November 18, 2008 between Four Seasons Punta Mita, S.A. de C.V., Four Seasons Hotels (Mexico), S.A. de C.V., Inmobilaria Nacional Mexicana, S. de R.L. de C.V., Punta Mita Resort and Punta Mita TRS, (p) that certain Fourth Amendment to Hotel Agreements dated December 10, 2008 between Four Seasons Hotels Limited, Manager, Four Seasons Hotels and Resorts B.V. and Punta Mita TRS, (q) that certain Letter Agreement regarding operation of the Hotel, dated January 1, 2009, between Manager, Four Seasons Hotels and Resorts B.V., Four Seasons Hotels Limited, Punta Mita Resort and Punta Mita TRS, (r) that certain Consent to Assignment, Agreement and Estoppel dated February 25, 2009 between Punta Mita Resort, Punta Mita TRS, Deutsche Bank Trust Company Americas, Four Seasons Hotels Limited, Four Seasons Hotels and Resorts B.V. and Manager, (s) that certain Subordination, Non-Disturbance and Attornment Agreement dated February 25, 2009 between Punta Mita Resort, Punta Mita TRS, Manager, Four Seasons Hotels Limited, Four Seasons Hotels and Resorts B.V. and Deutsche Bank Trust Company Americas, (t) that certain Assignment of Agreements, Licenses, Permits and Contracts dated February 25, 2009 between Punta Mita Resort, Punta Mita TRS and Deutsche Bank Trust Company Americas, (u) that certain letter agreement regarding Schedule F of the Hotel Advisory Agreement, dated July 13, 2010, between Four Seasons Hotels Limited and Punta Mita TRS, (v) that certain Fifth Amendment to Hotel Agreements dated June 1, 2011 between Four Seasons Hotels Limited, Manager, Four Seasons Hotels and Resorts B.V. and Punta Mita TRS, (w) that certain notice regarding performance test failure for fiscal year 2011 dated May 3, 2012 by Punta Mita TRS, and (x) that certain Four Seasons Response to Notice regarding performance test failure for fiscal year 2011 dated May 3, 2012 by Four Seasons Hotels Limited.
“Material Adverse Effect” shall mean any event, condition or change which (a) adversely affects or would reasonably be expected to adversely affect the Property, or the use or operation thereof, in an amount exceeding Three Million Dollars ($3,000,000.00) or (b) costs or would reasonably be expected to cost in excess of Three Million Dollars ($3,000,000.00) to remedy or repair.
“Material Contracts” shall mean those Contracts which either (a) require payments in excess of Fifty Thousand Dollars ($50,000) in any one calendar year, or (b) as of the relevant date have a remaining term of more than one year (except to the extent such Contract may be terminated without penalty upon ninety (90) days’ or less notice).
“Merged Entities” shall mean SB Hotel, Solana Mexico, Santa Barbara Punta de Mita Desarrollos and SB Villas, collectively.
“Merger” shall have the meaning set forth in Section 4.7.
“Mexico Holdings” shall have the meaning set forth in the first paragraph of this Agreement.
“Miscellaneous Assets” shall mean all inventory, stocks, accounts, equipment, deposits and other assets, including, without limitation, all FF&E, Small Operating Equipment and Consumables.
“New Contracts” shall mean all management, employment, booking, service or maintenance contracts or collective bargaining or other union agreements or other Material Contracts or agreements affecting any of the Subsidiaries, the Interests or the Property or the operation thereof as well as any permit, concession, or franchise agreements relating to the operation of the Property which are entered into after the Effective Date, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.
“New Employer” shall have the meaning set forth in Section 7.5.
“New Leases” shall mean those retail space leases, and license agreements affecting the Subsidiaries or any part of the Property which are entered into after the Effective Date, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.
“NIFs” shall mean financial information norms (normas de información financiera) applicable in Mexico (or “Mexican GAAP”).

“Order” shall mean any judgment, decree, injunction, arbitration award, ruling, writ, assessment, order or decree of any Governmental Authority.
“Ordinary Course of Business” means with respect to the Property the ordinary course of business consistent with the Subsidiaries’ past and current custom and practice for their business and the operation of the Hotel by Manager, taking into account the facts and circumstances in existence from time to time.
“Permitted Exceptions” means only (a) liens for real property taxes and assessments not yet due and payable, (b) liens or Encumbrances arising out of any activity of Buyer, (c) any matters that a survey or inspection of the Real Property would disclose and (d) those matters listed in the Title Commitment from the Title Company.
“Permits” shall mean all federal, state or municipal licenses, concessions, certificates on donation areas permits, consents, waivers, variances, approvals, certificates of occupancy and authorizations which relate to the Real Property or Personal Property in which any Subsidiary or its respective agent has an interest.
“Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated association or other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.
“Personal Property” shall mean all of the tangible and intangible personal property used in connection with the operation or maintenance of the Subsidiaries and/or the Property as of the date of the Effective Date (subject to subsequent acquisition or disposition in the Ordinary Course of Business in accordance with this Agreement) by any Subsidiary, including, without limitation, the following:
(i)    all site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams;
(ii)    any and all Permits;
(iii)    all Intellectual Property;
(iv)    all Miscellaneous Assets;
(v)    the Equipment Leases;
(vi)    all warranties and guaranties, if any, issued to any Subsidiary by any manufacturer or contractor in connection with the construction or installation of any of the Property;
(vii)    all New Contracts and Existing Contracts;

(viii)    all statues, sculptures and other similar works of art situated on the Real Property which are owned by any Subsidiary and located on or in the Property as of the Effective Date;
(ix)    all Bookings; and
(x)    the books, records, files, guest data, leasing material and forms, plans, specifications, reports, tests, guest, customer and reservation lists for the Hotel, and the materials which are used by or on behalf of any Subsidiary in connection with the operation of the Property (other than any such information or materials that Sellers reasonably determine to be proprietary to the Subsidiaries and to the Manager all of which is listed on Exhibit F), if any, owned by and in the possession or control of any Subsidiary on the Closing Date.
Notwithstanding the foregoing, “Personal Property” as defined herein shall expressly exclude (A) personal property owned by the Tenant under any Lease affecting the Property, (B) personal property owned by guests of the Hotel or other licensees, invitees or concessionaires, (C) personal property owned by Manager (D) any personal property that is subject to any Equipment Lease, or (E) any retail merchandise subject to any Consignment Agreement.
“Pre-Closing Merger” shall mean the merger of the Merged Entitites into Punta Mita Resort in accordance with the terms and provisions of Section 4.7, such that after the completion of the Pre-Closing Merger, Punta Mita Resort shall be owned as set forth on Exhibit C-2 attached hereto.
“Pre-Closing Seller Retained Liabilities” shall have the meaning set forth in Section 9.1(a).
“Preliminary Closing Statement” shall have the meaning set forth in Section 7.4(a).
“Press Release” shall have the meaning set forth in Section 10.10(b).
“Property” shall mean the aggregate of the Real Property and the Personal Property.
“Punta Mita Resort” shall have the meaning set forth in the Recitals.
“Punta Mita TRS” shall have the meaning set forth in the Recitals.
“Purchase Price” shall have the meaning set forth in Section 2.2(a).
“Real Estate Taxes” means all real estate Taxes and assessments, water rates, water meter charges, sewer rates, sewer charges, and similar matters imposed by any Mexican Governmental Authority.

“Real Property” shall mean the aggregate of the following:
(xi)    the Fee Parcels;
(xii)    the Improvements;
(xiii)    the hereditaments and appurtenances to the Improvements and Fee Parcels owned by any Subsidiary, including, without limitation, all easements, air and development rights, rights-of-way and other similar interests appertaining to the Fee Parcels or the Improvements; and
(xiv)    any Subsidiary’s interest as landlord under the Leases (including any security deposits and other rights relating thereto).
“Release” means the spilling, leaking, discharging, escaping, emitting, pumping, dumping, injecting, depositing, disposing, dispersing, leaching or migrating or any other release, whether intentional or unintentional, of any Hazardous Material into the indoor or outdoor Environment.
“Release Date” shall have the meaning set forth in Section 4.2(b).
“Release Documents” means, collectively, (i) that certain Termination and Release Agreement of Non-Possessory Pledge and Equity Interest Pledge Agreement entered into among Punta Mita Resort, Punta Mita TRS and SHC Holdings, as pledgors, and Deutsche Bank Trust Company Americas, as pledgee (ratified before a Mexican Notary Public to the extent required under applicable Law); (ii) that certain Partial Release of Subsidiary Guaranty, by and between Deutsche Bank Trust Company Americas, as administrative agent, and Punta Mita Resort, SHC Holdings, Mexico Holdings and Punta Mita TRS, as guarantors; (iii) that certain Omnibus Release of Loan Documents and Consent, by Deutsche Bank Trust Company Americas, as administrative agent; (iv) that certain Termination of Subordination, Non-Disturbance and Attornment Agreement, by and between Punta Mita Resort, Punta Mita TRS, Deutsche Bank Trust Company Americas, Four Seasons Hotels Limited, a company incorporated under the laws of the Province of Ontario, Canada, Four Seasons Hotels and Resorts B.V., a corporation incorporated under the laws of the Netherlands, and Manager; (v) that certain notarized Mexican public deed containing Termination and Release Agreement to the Trust Agreement, by and among Punta Mita TRS, Mexico Holdings, and Punta Mita Resort, as settlors, and The Bank of New York Mellon, S.A., Institución de Banca Múltiple, as trustee, with the consent and approval of Deutsche Bank Trust Company Americas, as administrative agent and first place beneficiary, pursuant to which, among other matters, the Hotel is released and reverted in favor of Punta Mita Resort; (vi) that certain notice and consent letter between SHC Funding, L.L.C, a Delaware limited liability company, and Deutsche Bank Trust Company Americas, and (vii) the relevant entries in the equity interests registry books of both Punta Mita Resorts and Punta Mita TRS showing the reversion of title or pledge cancellation of the relevant equity interests, as applicable.

“Remedial Action” means any and all actions necessary to comply with or discharge any obligation under, Environmental Laws to (i) clean up, remove, treat, restore, remedy, contain, fight, abate, recycle, treat, cover or in any other way adjust Hazardous Materials in the indoor or outdoor Environment; (ii) prevent, control or minimize the Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (iii) perform remedial studies, investigations, restoration and post remedial studies (or post-cleanup care), assessments, testing, investigations and/or monitoring on, about or in any real property.
“Representatives” shall mean any director, officer, partner, member, employee or agent of Buyer, or attorney, accountant, appraiser, consultant or other technical expert retained by Buyer, or to any hotel management company previously approved by Seller in writing (which approval shall not be unreasonably withheld or delayed; it being agreed that Four Seasons Hotel and Resorts IS hereby approved by Sellers), or to any financing sources commonly referred to as “institutional lenders” for the provision of debt, equity or mezzanine financing, in each case, who needs to know any Confidential Information for the purpose of evaluating, the potential transaction involving the Property with Sellers.
“Required Consents” shall mean all consents and approvals required to be obtained from, or filings required to be made with any Governmental Authority or any third party that are necessary in order for the Buyer and Seller to effectuate the transactions contemplated by this Agreement and for Buyer to acquire and assume the Interests as provided herein and enjoy the full benefits of the Property, including, without limitation, the consent of the Competition Commission.
“Santa Barbara US” shall have the meaning set forth in the first paragraph of this Agreement.
“Santa Barbara Punta de Mita Desarrollos” shall mean Santa Barbara Punta de Mita Desarrollos, S. de R.L. de C.V., a company organized under the laws of Mexico.
“SB Hotel” shall mean SB Hotel, S. de R.L. de C.V., a company organized under the laws of Mexico.
“SB Villas” shall mean SB Villas, S. de R.L. de C.V., a company organized under the laws of Mexico.
“SBA Villas” shall have the meaning set forth in the first paragraph of this Agreement.
“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.
“Seller” or “Sellers” shall have the meaning set forth in the first paragraph of this Agreement.

“Seller Indemnitee” shall have the meaning set forth in Section 9.2.
“Seller Party” or “Seller Parties” shall have the meaning set forth in Section 4.6(a).
“Seller’s Closing Certificate” shall mean a certificate executed by Seller certifying, as of the Closing Date, the truth and accuracy of each of the representations and warranties of Seller contained in Section 4.1, as such representation and warranties may be modified by Seller in accordance with Section 4.1(c) below, substantially in the form of Exhibit E-2 attached hereto.
“Seller Deliverables” has the meaning set forth in Section 7.3(a).
“Servicios Administrativos” shall mean Servicios Administrativos. Bahia de Banderas, S.A. de C.V., a corporation organized under the laws of Mexico.
“SHC Holdings” shall have the meaning set forth in the first paragraph of this Agreement.
“Small Operating Equipment” shall mean all china, glassware, linens, towels, uniforms, bedding, silverware, golf equipment (provided, the term Small Operating Equipment does not include Consumables and the FF&E).
“Solana Mexico” shall mean SHC Solana Mexico, S. de R.L. de C.V., a company organized under the laws of Mexico.
“Subsidiary”, singularly, or “Subsidiaries”, collectively, shall mean Punta Mita Resort, and Punta Mita TRS.
“Taxes” means any federal, state, local, municipal, other government or subdivision or agency thereof or foreign income, corporation, alternative, minimum, accumulated earnings, personal holding company, advance corporation, franchise, capital stock, capital gains, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, real property, personal property, ad valorem, occupancy, license, franchise or other governmental, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment, contribution (contribuciones) or other governmental charge or deficiencies thereof (including all interest, penalties, charges, surcharges, fines and related liabilities (including any inflation adjustments required under applicable Law) and any liability in respect of any item described above payable by reason of contract, assumption, transferee or successor liability, operation of Law, (or any similar provision of state, local or foreign Law) or otherwise. For avoidance of doubt, Taxes include Mexican value added tax (impuesto al valor agregado), flat tax (impuesto empresarial a tasa única), quotas to the Instituto del Fondo Nacional de la Vivienda para los Trabajadores (INFONAVIT), the Instituto Mexicano del Seguro Social (IMSS) and the Sistema de Ahorro para el Retiro (SAR).

“Tax Claims” shall have the meaning set forth in Section 4.2(a).
“Tax Release Date” shall have the meaning set forth in Section 4.2(b).
“Tax Representations and Warranties” shall have the meant set forth in Section 4.2(a).
“Tax Return” means any report, return, declaration, claim for refund or other information, in whatever form or medium, required to be supplied to a Governmental Authority in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes (including any schedule or attachment thereto, and any amendment thereof).
“Taxing Authority” means any taxing or other Governmental Authority competent to impose any liability in respect of Taxes or responsible for the administration and/or collection of Taxes or enforcement of any law in relation to Taxes.
“Tenant” shall mean the tenant, licensee or occupant under any Lease.
“Title Commitment” shall mean that certain commitment for title insurance issued by the Title Company and attached hereto as Exhibit I, acquired by Buyer at its sole cost and expense, committing to insure fee title to the Real Property (subject to the Permitted Exceptions) in an amount not to exceed the Purchase Price.
“Title Company” shall mean First American Title Insurance Company, together with any agent through which it may act in issuing the Title Commitment.
Section 1.2    Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and
(b)    the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”.
ARTICLE II

PURCHASE AND SALE OF INTERESTS
Section 2.1     Purchase and Sale. In consideration of, and upon and subject to, the mutual covenants, agreements and conditions set forth in this Agreement, including, without limitation, the approval of the Competition Commission and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, (a)

each Seller agrees to sell, assign, transfer and convey all of such Seller’s respective right, title and interest in and to the Interests to Buyer, and (b) each Buyer agrees to purchase the Interests from Sellers.
Section 2.2     Purchase Price.
(a)    The purchase price for the Interests is Two Hundred Million and 00/100 Dollars ($200,000,000) (the “Purchase Price”). Within sixty (60) days after the date hereof, Buyer will notify Sellers in writing of the allocation of the Purchase Price for U.S. federal tax purposes among the various asset classes consistent with section 1060 of the Code and the Treasury Regulations promulgated thereunder. Such allocation will also describe the portion of the purchase price allocated to: (i) the real property underlying the Hotel (Exhibit A-1) (the “Hotel Parcel”); (ii) the real property comprising the Development Parcel; and (iii) the FF&E.  Such allocation shall be determined by Buyer in good faith and shall be subject to Sellers’ reasonable approval. Sellers and Buyer agree to file federal, state and local tax returns consistent with such allocations agreed upon between the Parties. If Buyer and Sellers cannot agree upon allocation of the Purchase Price, each party shall file federal, state and local returns based on each Party’s own determination of the proper allocations of the Purchase Price, each bearing its own consequences of any discrepancies.
(b)    The Purchase Price shall be paid by Buyer as follows:
(i)    Contemporaneously with the execution of this Agreement, Buyer shall deposit by wire transfer (made in accordance with the wiring instructions set forth on Schedule 2.2(b) attached hereto) of immediately available funds, in Escrow with First American Title Insurance Company, having an address of 30 North LaSalle Street, Suite 310, Chicago, Illinois 60602, Attention: James W. McIntosh (the “Escrow Agent”), a cash payment in the amount of Ten Million Dollars ($10,000,000) (the “Deposit”).
(ii)    The Deposit shall be held in a segregated interest bearing account reasonably designated by Buyer and all interest thereon shall be deemed a part of the Deposit. If the sale of the Interests as contemplated hereunder is consummated, then the Deposit (including the interest accrued on the Deposit) shall be paid to Sellers at the consummation of the purchase and sale of the Interests contemplated hereunder (the “Closing”) and credited against the Purchase Price.
(iii)     On the Closing Date, Buyer shall deposit the balance of the Purchase Price (an amount equal to the Purchase Price minus the amount of the Deposit (together with all interest thereon, if any) and plus or minus, as applicable, the amount shown on the Estimated Working Capital determined in accordance with Section 7.4) by wire transfer (with receipt confirmed no later than 2:00 P.M. Eastern Standard Time on the Closing Date) of immediately available funds with Escrow Agent. If the Estimated Working Capital exceeds zero, the Purchase Price to be paid on the Closing Date shall be increased by such amount, and if the Estimated Working Capital is less than zero, then the Purchase Price to be paid on the Closing Date shall be decreased by such amount.

ARTICLE III

CONDITIONS PRECEDENT
Section 3.1     Conditions to Buyer’s Obligations. Buyer’s obligation to complete the transactions contemplated by this Agreement is conditioned upon the satisfaction (or Buyer’s written waiver) on or prior to the Closing Date of the following conditions:
(a)    There shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining any Buyer or Seller from consummating the transactions contemplated hereby with respect to any portion of the Interests and the Property.
(b)    All Required Consents shall have been obtained or made.
(c)    The Secretary of Sellers shall have recorded the transfer of the Interests in favor of Buyer.
(d)    Each of the documents required to be delivered by Sellers pursuant to Section 7.3 shall have been delivered as provided therein, no Seller shall otherwise be in material default of its obligations hereunder, and subject to Section 4.1, all of Sellers’ representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date (except that any representations or warranties made as of a specified date shall be true and correct as of such specified date).
(e)    No action or proceeding shall have been commenced by or against any Seller or Subsidiary or any Merged Entity under the United States or the Mexican bankruptcy code, as applicable, or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have been attached to or been issued with respect to any Seller’s interest in the Interests or Subsidiaries, the Merged Entities, the Property or any portion thereof.
(f)    The Pre-Closing Merger shall have been consummated pursuant to Section 4.7, and filed for recordation before the corresponding Public Registries of Commerce.
(g)    The Release Documents shall have been executed and delivered.
(h) Seller shall have provided to Buyer evidence reasonably acceptable to Buyer that Seller has commenced the process of obtaining (i) the acknowledgment of receipt, duly stamped by the Ministry of the Environment and Natural Resources (“SEMARNAT”), of the notice of transfer by Cantiles de Mita, S.A. de C.V. (“Cantiles”) in favor of Punta Mita Resort of the Hotel in which SEMARNAT is notified that Punta Mita Resort is now responsible for the Hotel for purposes of: (x) environmental impact authorization number D.O.O.DGNA.03712, dated August 21, 1995, issued in favor of Cantiles for the construction and operation of the Hotel; and (y) environmental impact authorization number SMA.UNOA.99/236/01805, dated June 31, 1999, issued in favor of Cantiles for the construction and operation of 40 additional hotel rooms; (ii) the acknowledgment of receipt, duly stamped by the State of Nayarit’s Ministry of the Environment, of the request for the issuance of the environmental operating license regarding the generation of air emissions in favor of Punta Mita Resort; and (iii) the acknowledgement of receipt, duly stamped by the State of Nayarit’s Ministry of the Environment, of the request for the issuance of the authorization for the generation of special handling and/or non-hazardous solid wastes in favor of Punta Mita Resort.
(i)    Seller shall have obtained an original of the registration as a generator of hazardous wastes filed with SEMARNAT.
(j)    The Asset Management Agreement shall have been terminated.
Section 3.2    Conditions to Sellers’ Obligations. Each Seller’s obligation to complete the transactions contemplated by this Agreement is conditioned upon the satisfaction (or such Seller’s written waiver) on or prior to the Closing Date of the following conditions:
(a)    There shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining any Buyer or Seller from consummating the transactions contemplated hereby with respect to any portion of the Interests and the Property.
(b)    All Required Consents shall have been obtained or made.
(c)    Buyer shall have deposited with Escrow Agent in cash the Purchase Price as adjusted as provided herein.
(d)    Each of the documents required to be delivered by Buyer pursuant to Section 7.3 shall have been delivered as provided therein, including, without limitation, the Employer Substitution Agreement, Buyer shall not otherwise be in material default of its obligations hereunder, and all of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date (except that any representations or warranties made as of a specified date shall be true and correct as of such specified date).
(e)    No action or proceeding shall have been commenced by or against Buyer under the United States or the Mexican bankruptcy code, as applicable, or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have been attached to or been issued with respect to any of Buyer’s assets.
(f)    Seller shall have obtained Manager’s consent pursuant to the terms and conditions of the Management Agreement to the purchase and sale of the Interests as contemplated herein (the “Manager Consent”).
(g)    The Pre-Closing Merger shall have been consummated pursuant to Section 4.7, and filed for recordation before the corresponding Public Registries of Commerce, and the Secretary of Sellers shall have recorded the merger in the corporate books and records.

Section 3.3     Termination.
(a)    In the event that any condition set forth in Section 3.1 or Section 3.2 is not satisfied or waived in writing, by the corresponding party, on or prior to the Closing Date, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition may, in its sole and absolute discretion, either (i) terminate this Agreement by written notice delivered to the other party at or prior to the occurrence of the Closing, or (ii) elect to extend the Closing Date for a period not to exceed March 31, 2014 to permit any such unsatisfied conditions to be satisfied, provided, however, Buyer and Seller covenant and agree to extend the Closing Date until March 31, 2014 if necessary to satisfy the conditions described in Section 3.1(f) and 3.2(g).
(b)    Upon any termination of this Agreement pursuant to this Section 3.3, (i) the parties shall equally share the cancellation charges (unless such termination is due to the default of one of the parties, in which case such defaulting party shall pay for all such cancellation charges), if any, of the Escrow Agent, (ii) the Deposit shall be returned to Buyer, and (iii) no party shall have any further rights or obligations under this Agreement, except for those that explicitly survive termination.
Section 3.4     Waiver by Buyer. If Buyer, with actual Knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by any Seller under this Agreement and/or (ii) any breach of or inaccuracy in any representation or warranty of any Seller made in this Agreement, nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be deemed to have waived any such default and/or breach or inaccuracy and shall have no claim against any Seller with respect thereto; provided, however, that nothing contained herein shall operate to limit Sellers’ indemnification obligations under Section 9.1.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES;
BUYER’S EXAMINATION OF THE PROPERTY
Section 4.1     Representations and Warranties of Sellers.
(a)    Each Seller jointly and severally represents and warrants the following, which representations and warranties shall also be true and correct in all material respects as if remade on and as of the Closing:
(i)            Each Seller is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation.
(ii)            Each Seller owns, subject to the LOC Pledge which will be released at Closing, good, legal and beneficial title in and to the Interests (as applicable), and upon the conveyance by such Seller of the Interests to Buyer, and upon payment therefor, Buyer will become the owner of the Interests, free and clear of all liens other than Permitted Exceptions.

(iii)         Other than obtaining the Required Consents, each Seller has taken all action required to execute, deliver and perform this Agreement, and the provisions of this Agreement are valid and enforceable obligations of each Seller (subject to the general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally), and other than obtaining the Required Consents and to Sellers’ Knowledge, there are no consents or notifications required by any Governmental Authority in connection with its performance of the obligations under this Agreement, and to Sellers’ Knowledge, this Agreement does not violate any provision of any judicial order to which any Seller is a party or to which any Seller or any of the Interests are subject.
(iv)             Sellers have not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (c) suffered the appointment of a receiver to take possession of any of its Interests or all, or substantially all, of such Seller’s other assets, (d) suffered the attachment or other judicial seizure of any of its Interests or all, or substantially all, of such Seller’s other assets, or (e) admitted in writing its inability to pay its debts as they come due.
(v)            Punta Mita Resort is a variable stock limited liability company (sociedad de responsabilidad limitada de capital variable) duly formed and validly existing under the laws of its jurisdiction of formation only having engaged in the business in which it currently conducts since its formation. It has all requisite power, authority and legal right to conduct the businesses in which it is now engaged. To Sellers’ Knowledge, Punta Mita Resort possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the businesses in which it is now engaged other than those, the absence of which, will not have a Material Adverse Effect. Sellers have made available to Buyer complete and correct copies of the articles of incorporation and current by-laws of Punta Mita Resort, each as amended to date. Punta Mita Resort has made a valid and effective election under U.S. Treasury Regulation Section 301.7701-3 to be treated as a “disregarded entity.”
(vi)         Punta Mita TRS is a variable stock limited liability company (sociedad de responsabilidad limitada de capital variable) duly formed and validly existing under the laws of its jurisdiction of formation, and since its formation has engaged only in (A) business related to the operation of the Hotel and (B) business related to the operation of the Four Seasons Mexico City Hotel from 2004 through 2009. It has (or had, at the applicable times) all requisite power, authority and legal right to conduct the businesses in which it is now engaged or was previously engaged. To Sellers’ Knowledge, Punta Mita TRS possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the business in which it is now engaged other than those, the absence of which, will not have a Material Adverse Effect. Sellers have made available to Buyer complete and correct copies of the articles of incorporation and current by-laws of Punta Mita TRS, each as amended to date.
(vii)     Prior to the Pre-Closing Merger becoming effective, Santa Barbara Punta de Mita Desarrollos was a variable stock limited liability company (sociedad de responsabilidad limitada de capital variable) duly formed and validly existing under the laws of its jurisdiction of formation only having engaged in the business which it conducted since its formation. Prior to the Pre-Closing Merger becoming effective, it had all requisite power, authority and legal right to conduct the businesses in which it was engaged, and after the Pre-Closing Merger becoming effective, Punta Mita Resort will have all requisite power, authority and legal right to continue such business. To Sellers’ Knowledge, (A) prior to the Pre-Closing Merger becoming effective, Santa Barbara Punta de Mita Desarrollos possessed all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the business in which it was engaged other than those, the absence of which, will not have a Material Adverse Effect, and (B) after the Pre-Closing Merger becoming effective, Punta Mita Resort will possess all such rights, licenses, permits and authorizations. Sellers have made available to Buyer complete and correct copies of the articles of incorporation and by-laws of Santa Barbara Punta de Mita Desarrollos, each as amended to this date.
(viii)     Prior to the Pre-Closing Merger becoming effective, Solana Mexico was a variable stock limited liability company (sociedad de responsabilidad limitada de capital variable) duly formed and validly existing under the laws of its jurisdiction of formation only having engaged in the business which it conducted since its formation. Prior to the Pre-Closing Merger becoming effective, it had all requisite power, authority and legal right to conduct the businesses in which it was engaged, and after the Pre-Closing Merger becoming effective, Punta Mita Resort will have all requisite power, authority and legal right to continue such business. To Sellers’ Knowledge, (A) prior to the Pre-Closing Merger becoming effective, Solana Mexico possessed all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the business in which it was engaged other than those, the absence of which, will not have a Material Adverse Effect on the Property, and (B) after the Pre-Closing Merger becoming effective, Punta Mita Resort will possess all such rights, licenses, permits and authorizations. Sellers have made available to Buyer complete and correct copies of the articles of incorporation and by-laws of Solana Mexico, each as amended to this date.
(ix)             Prior to the Pre-Closing Merger becoming effective, SB Hotel was a variable stock limited liability company (sociedad de responsabilidad limitada de capital variable) duly formed and validly existing under the laws of its jurisdiction of formation only having engaged in the business which it conducted since its formation. Prior to the Pre-Closing Merger becoming effective, it had all requisite power, authority and legal right to conduct the businesses in which it was engaged, and after the Pre-Closing Merger becoming effective, Punta Mita Resort will have all requisite power, authority and legal right to continue such business. To Sellers’ Knowledge, (A) prior to the Pre-Closing Merger becoming effective, SB Hotel possessed all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the business in which it was engaged other than those, the absence of which, will not have a Material Adverse Effect on the Property, and (B) after the Pre-Closing Merger becoming effective, Punta Mita Resort will possess all such rights, licenses, permits and authorizations. Sellers have made available to Buyer complete and correct copies of the articles of incorporation and by-laws of SB Hotel, each as amended to this date.

(x)            Prior to the Pre-Closing Merger becoming effective, SB Villas was a variable stock limited liability company (sociedad de responsabilidad limitada de capital variable) duly formed and validly existing under the laws of its jurisdiction of formation only having engaged in the business which it conducted since its formation. Prior to the Pre-Closing Merger becoming effective, it had all requisite power, authority and legal right to conduct the businesses in which it was engaged, and after the Pre-Closing Merger becoming effective, Punta Mita Resort will have all requisite power, authority and legal right to continue such business. To Sellers’ Knowledge, (A) prior to the Pre-Closing Merger becoming effective, SB Villas possessed all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to transact the business in which it was engaged other than those, the absence of which, will not have a Material Adverse Effect on the Property, and (B) after the Pre-Closing Merger becoming effective, Punta Mita Resort will possess all such rights, licenses, permits and authorizations. Sellers have made available to Buyer complete and correct copies of the articles of incorporation and by-laws of SB Villas, each as amended to this date.
(xi)             The minute books and other similar records of the Subsidiaries and the Merged Entitites as made available to Buyer prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders and the boards of directors of such Subsidiary. The stock transfer ledgers and other similar records of the Subsidiaries and the Merged Entities as made available to Buyer prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of each of the Subsidiaries and the Merged Entities.
(xii)         None of the Subsidiaries or the Merged Entities have prior to, and none of the Subsidiaries have after, the Pre-Closing Merger becoming effective, (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such entity’s creditors, (c) suffered the appointment of a receiver to take possession of any of the Property or all, or substantially all, of such entity’s other assets, (d) suffered the attachment or other judicial seizure of any of the Property or all, or substantially all, of any such entity’s other assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.
(xiii)     There are no condemnation or eminent domain proceedings affecting all or any part of the Property pending, and to Sellers’ Knowledge, no Seller, Merged Entity or Subsidiary has received any written notice of any threatened or contemplated condemnation or eminent domain proceedings affecting all or any part of the Property.
(xiv)     Schedule 1.1(a) sets forth a true, complete and accurate list of all Existing Leases.

(xv)        Schedule 4.1(a)(xv) sets forth a true, complete and accurate list of all Existing Contracts that are Material Contracts, and there are no other Existing Contracts that are Material Contracts.
(xvi)    No Seller or Subsidiary is in breach or default, in a material respect, of its obligations under any of the Existing Contracts or the Existing Leases.
(xvii)    To Seller’s Knowledge following Seller’s inquiry of Manager, Schedule 4.1(a)(xvii) sets forth a true, complete and accurate list of all material Permits required for the ownership or operation of the Property as currently operated. To Seller’s Knowledge, no Seller has received written notice of any violations of any such Permit that remains uncured.
(xviii)    To Seller’s knowledge, the Financial Statements have been prepared in accordance with NIFs consistently applied through the periods covered thereby (except for the unaudited financial statements which are prepared in accordance with GAAP consistently applied through the periods covered thereby).
(xix)     As of the Closing Date, the Subsidiaries will be the sole and exclusive owners of and will have good and marketable title to all of the Personal Property free of Encumbrances.
(xx)        Except as set forth on Schedule 4.1(a)(xx), there is no litigation, claim or labor dispute with respect to any Subsidiary, Merged Entity or the Property and/or any operation thereon pending. To Sellers’ Knowledge, no Seller, Merged Entity or Subsidiary has received written notice of any litigation, claims or labor disputes that is threatened with respect to each such Seller, any Subsidiary, Merged Entity, the Interests or the Property and/or any operation thereon which, individually or in the aggregate, is likely to have a Material Adverse Effect except for those set forth on Schedule 4.1(a)(xx).
(xxi)    Other than pursuant to this Agreement, there exists no option or right of first refusal or first opportunity to any party to acquire any interest in any portion of Property.
(xxii)    No Subsidiary has any liability, whether absolute, accrued, contingent or otherwise, except liabilities (a) reflected on the balance sheets for each Subsidiary heretofore delivered to Buyer, (b)  not required by NIFs to be reflected on the balance sheets referred to in clause (a) above and relating solely to the ownership or operation of the Property, (c) otherwise set forth in the Due Diligence Materials or (d) that, individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect.
(xxiii)    Except as disclosed on Schedule 4.1(a)(xxiii), to Sellers’ Knowledge no Seller, Merged Entity or Subsidiary has received any written notice from any Mexican Governmental Authority that all or any portion of the Property is in material violation of any applicable building codes or any zoning law or land use law, or any applicable local, state or federal law or regulation or permit relating to the Property or any operation thereon, which material violation would have a Material Adverse Effect if left unremedied and has not been cured or remedied in accordance with applicable law prior to the Effective Date.
(xxiv)     Except as disclosed on Schedule 4.1(a)(xxiv) and in any environmental reports provided or made available to Buyer, (A) none of the Sellers, Merged Entities or Subsidiaries has received any written notice from any Mexican Governmental Authority in connection with a violation by such Seller, Merged Entity, Subsidiary or the Property of Environmental Laws, and there is no pending or, to the Knowledge of the Sellers and Subsidiaries, threatened Environmental Claim, and (B) neither the Sellers, any Merged Entity and/or Subsidiaries has entered into any written agreement with any Mexican Governmental Authority or any other Person by which the Sellers, any Merged Entity and/or Subsidiaries have assumed or retained liability, to undertake Remedial Action of any condition arising from or relating to a Release or threatened Release of Hazardous Materials into the Environment, or requiring Remedial Action under Environmental Laws.
(xxv)    All Tax Returns due to have been filed by each Subsidiary and Merged Entity through the Effective Date in accordance with applicable law (pursuant to an extension of time or otherwise) have been duly and timely filed, and are true, correct and complete in all respects.
(xxvi)    To Seller’s Knowledge, except as disclosed on Schedule 4.1(a)(xxvi), all material Taxes, deposits and other payments for which each Subsidiary and Merged Entity has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the Financial Statements.
(xxvii)    All material Taxes which any Subsidiary or Merged Entity is or was required by law to withhold or collect have been duly and timely withheld or collected and, to the extent required, have been paid over to the proper Taxing Authority or are accrued as liabilities for Taxes on the Financial Statements.
(xxviii)    The amounts so paid, together with all amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable but excluding any accrual to reflect timing differences between book and Tax income) on the Financial Statements, shall be adequate based on the tax rates and applicable law in effect to satisfy all liabilities for Taxes of each Subsidiary and Merged Entity in any jurisdiction through the Closing Date, including Taxes resulting from the Pre-Merger and accruable upon income earned through the Closing Date.
(xxix)    To Seller’s Knowledge, except as disclosed on Schedule 4.1(a)(xxix), there are no pending or current actions or proceedings by any Taxing Authority for assessment or collection of Taxes with respect to any Subsidiary or Merged Entity, and no such action or proceeding has been threatened in writing.

(xxx)    To Seller’s Knowledge, and to the extent prepared and provided by Manager, the Preliminary Employee Closing Schedule and the Final Employee Schedule (each as defined in Section 6.4 below) contains, in all material respects, complete and accurate information provided by Manager with respect to the Employee Contracts as of the date thereof.
(xxxi)    Schedule 4.1(a)(xxxi) sets forth a true, complete and accurate list of all Employee Benefit Plans delivered by Manager, and, to Seller’s Knowledge, there are no other Employee Benefit Plans. To Seller’s Knowledge, each Employee Benefit Plan has been maintained, funded and administered by Manager in accordance with its terms and with all applicable laws as to which non-compliance would, neither individually nor in the aggregate, result in a Material Adverse Effect.
(xxxii)    Neither Seller, any Merged Entity nor any Subsidiary is or was (a) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury or the Department of Foreign Affairs and International Trade (Canada), pursuant to any authorizing statute, executive order or regulation; (b) a “specially designated global terrorist” or other person listed on Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended; or (c) (1) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (2) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar Executive Orders. None of Seller’s property or interests is subject to being “blocked” under Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, or any other applicable law addressing or in any way relating to terrorist acts and acts of war (“Anti-Terrorism Laws”), and neither Seller nor any Person holding any direct or indirect interest in Seller is in violation of any Anti-Terrorism Laws.
(xxxiii)    No Subsidiary or Merged Entity employs or has employed any Person, including any Employees.
(xxxiv)    To Seller’s Knowledge, other than the General Manager and employees of Manager who are temporarily assigned from time to time to the Hotel, all of whom are, to Seller’s Knowledge, employed by Manager or its Affiliates, Servicios Administrativos is the employer of all of the Employees. To Seller’s Knowledge, Servicios Administrativos is not delinquent in payments to any of its Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such Employees. To Seller’s Knowledge, there is no labor strike, material dispute or grievance, in connection with any labor union or otherwise, slowdown or stoppage actually pending or threatened against or involving Servicios Administrativos, any of the Subsidiaries or the Hotel. To Seller’s Knowledge, Schedule 4.1(a)(xxxiv) sets forth all collective bargaining agreements between Servicios Administrativos and any labor unions and to Seller’s Knowledge, no other collective bargaining agreements exist with respect to the Employees of Servicios

Administrativos and no other labor union has taken any action with respect to organizing the Employees of Servicios Administrativos.
(xxxv)    None of the Subsidiaries, Merged Entities or any “issuer” (as that term is defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”)), nor any director, officer, employee or Affiliate thereof (but expressly excluding Manager and any of its directors, officers, employees and Affiliates) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the applicable provisions, if any, of the or any applicable rule, law or regulation of any other jurisdiction in which they currently do business seeking to regulate the same or similar subject matter (“Corrupt Practice Laws”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Corrupt Practice Laws; and, to Seller’s Knowledge, each of the Subsidiaries and Merged Entities and its Affiliates have conducted their businesses in compliance with applicable Corrupt Practice Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxvi)    Schedule 4.1(xxxvi) sets forth a true and complete list of all bank accounts and safety deposit boxes of the Subsidiaries and all Persons who are signatories thereunder and who have access thereto.
(xxxvii)    Schedule 4.1(xxxvii) sets forth a true and complete list of all persons who have been granted a power of attorney by any of the Subsidiaries, and true, correct and complete copies of each of such powers of attorney have been provided in the Due Diligence Materials.
(xxxviii)    No Subsidiary or Merged Entity (A) owns or has owned in the past any property other than the Property or (B) has engaged in any business operations other than (1) those directly related to the ownership and/or operation of the Property and, (2) in the case of Punta Mita TRS, during the period 2004 to 2009, the Four Seasons Mexico City Hotel.
(xxxix)    Schedule 4.1(a)(xxxix) sets forth a true, complete and accurate list of all Consignment Agreements. There are no amounts payable by any Subsidiary under such Consignment Agreements that have not been paid.
(b)    Each of the representations and warranties of each Seller contained in this Section 4.1 is made as of the Effective Date and as of the Closing Date (except that any representations or warranties made as of a specified date shall be true and correct as of such specified date) and shall survive the Closing, and entitle the Buyer to assert Claims in accordance with Section 4.2.

(c)    In addition, notwithstanding anything to the contrary herein, Sellers shall, from time to time (but in no event later than two (2) Business Days prior to the Closing Date), (A) update information disclosed on any Schedules delivered to Buyer by delivering written notice of such update to Buyer, and (B) notify Buyer in writing of any subsequent changes to Sellers’ representations and warranties contained herein, with such representations and warranties of Sellers under this Agreement being modified to reflect such changes. Sellers’ representations and warranties contained herein shall not be deemed inaccurate or breached due to any changes thereto resulting from transactions or actions that are expressly permitted by this Agreement or due to changes in fact after the Effective Date beyond Sellers’ reasonable control that do not constitute or result from a material breach of the covenants applicable to Sellers under this Agreement, and Sellers shall promptly notify Buyer of any such changes of which either Seller becomes aware. Notwithstanding the foregoing, if any representation and warranty of any Seller is no longer true as of the Closing Date due to changes in fact after the date of this Agreement which do not result from an action expressly permitted under this Agreement, and such Seller does not commit in writing to cure or otherwise remedy such change (without any obligation to do so), then (i) if such change would, individually or in the aggregate, result in actual monetary losses to the Property or the Interests in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) or less, Buyer shall be obligated to proceed to Closing and the Purchase Price shall be reduced accordingly, in an amount equal to such actual monetary losses, up to a maximum of One Million Five Hundred Thousand Dollars ($1,500,000); or (ii) if such change would, individually or in the aggregate, result in actual monetary losses to the Property or the Interests in an amount greater than One Million Five Hundred Thousand Dollars ($1,500,000) but not to exceed Three Million Dollars ($3,000,000), Buyer may, at its option, either terminate this Agreement or proceed to Closing, in which event the Purchase Price shall be reduced accordingly, in an amount equal to such actual monetary losses, up to a maximum amount of Three Million Dollars ($3,000,000). In the event such change would, individually or in the aggregate, result in a Material Adverse Effect, Buyer shall have the right to elect to terminate this Agreement in which case Buyer shall give notice to Sellers on or before the scheduled Closing Date, in which event this Agreement shall terminate, Buyer shall receive a return of the Deposit (including interest accrued thereon), and neither Sellers nor Buyer shall have any further obligations under this Agreement except for those that explicitly survive termination. If, within two (2) Business Days after Buyer notifies Sellers of its election to terminate this Agreement pursuant to the immediately preceding sentence, Sellers deliver written notice of its election to cure the matter giving rise to the Material Adverse Effect, Sellers shall in any event have the right to cure such breach or inaccuracy to Buyer’s reasonable satisfaction and, if necessary to allow such cure, the Closing Date shall be extended for up to fifteen (15) days to allow such cure as long as Sellers use diligent and commercially reasonable efforts to effect such cure; provided that if Sellers elect in writing not to cure or fail to give Buyer timely notice of their intent to cure, this Agreement shall automatically terminate whereupon Escrow Agent shall immediately return the Deposit to Buyer, Sellers and Buyer shall each pay one-half the costs of Escrow, and neither party to this Agreement shall thereafter have any further rights or liabilities under this Agreement, except for those that explicitly survive termination.

Section 4.2     Limitation on Claims and Indemnification Rights; Survival of Representations and Warranties.
(a)    Notwithstanding any provision to the contrary herein (other than the provisions of Section 4.2(d), which shall govern over the provisions of this Section 4.2(a)) or in any document or instrument (including any assignments) executed by any Seller and delivered to Buyer at or in connection with the Closing (collectively, “Closing Documents”), no Seller or Subsidiary shall have (and each Seller and Subsidiary is exculpated and released from any) liability whatsoever with respect to any suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including attorneys’ and experts’ fees and costs of investigation and remediation costs (collectively “Claims”) under, and Buyer shall be forever barred from making or bringing any Claims (other than Claims for fraud or Tax Claims (as described hereinbelow)) with respect to, any of the representations and warranties contained in this Agreement or in any Closing Document (subject to Section 4.1 above), except to the extent (and only to the extent) that the aggregate amount of all Losses resulting from such Claims (when aggregated with the Losses resulting from all prior or concurrent Claims) exceeds Fifty Thousand Dollars ($50,000), in which event Buyer shall be entitled to recover from the “first dollar” of Losses; provided, however, notwithstanding any provision to the contrary herein or in any Closing Document, (i) the total liability of Sellers for any or all Claims, including Losses under Article IX hereof (for any reason other than fraud and Tax Claims) shall not exceed Five Million Dollars ($5,000,000), and (ii) the total liability of Sellers for any or all Claims arising from a breach of those representation and warranties contained in Sections 4.1(a)(xxv), 4.1(a)(xxvi), 4.1(a)(xxvii), 4.1(a)(xxviii), and 4.1(a)(xxix) above (the “Tax Representations and Warranties”), or any Losses resulting from Claims related to pre-Closing Taxes or Tax Returns related to Sellers (in all cases, “Tax Claims”) shall not exceed an additional Five Million Dollars ($5,000,000) (i.e. for a total maximum liability for all Claims of Ten Million Dollars ($10,000,000). Further, notwithstanding any provision to the contrary herein or in any Closing Document, Sellers and the Subsidiaries shall have no liability with respect to any Claim under any of the representations and warranties contained in this Agreement or in any Closing Document, which Claim relates to or arises in connection with (1) any Hazardous Materials (except solely to the extent that the applicable Seller has breached its representation in Section 4.1(a)(xxiv)), (2) the physical condition of any Improvement (except solely to the extent that Sellers have breached the representations set forth in Section 4.1(a)(xxiii)) or (3) subject to Seller’s covenants and indemnification obligations expressly set forth under this Agreement, any other matter not expressly set forth in the Sellers’ representations and warranties set forth in Section 4.1(a). Buyer shall not make any Claim (other than claims for fraud or Tax Claims) unless it in good faith believes the Losses resulting from such Claims (when aggregated with the Losses resulting from all prior or concurrent Claims) would exceed the minimum thresholds to recovery provided in this Section 4.2(a).
(b)    Except as otherwise specifically set forth in this Agreement (including, without limitation, Section 4.2(d) below), and notwithstanding the Indemnity Release Date for Claims related to Pre-Closing Seller Retained Liabilities, the representations and warranties of Sellers contained herein or in any Closing Document (except for Tax Representations and Warranties) and any and all Claims related thereto shall survive only until the date which is twelve (12) months from the Closing Date (the “Release Date”). The Tax Representations and Warranties and the right to make a Tax Claim shall survive only until the date which is ninety (90) days after the expiration of the applicable statute of limitations (the “Tax Release Date”). Any Claim or Tax Claim that Buyer may have at any time against a Seller for a breach of any such representation or warranty, whether known or unknown, with respect to which a written notice of such Claim has not been delivered to Sellers on or prior to the Release Date (or, in the case of Tax Claim, prior to the Tax Release Date) shall not be valid or effective, and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Buyer may have at any time against a Seller for a breach of any such representation or warranty, whether known or unknown, with respect to which a written notice of such Claim has been delivered to Sellers on or prior to the Release Date (or, in the case of a Tax Claim, prior to the Tax Release Date) may be the subject of subsequent litigation brought by Buyer against such Seller, provided that such litigation is commenced against such Seller on or prior to the date which is three (3) months after Release Date (or with respect to a Tax Claim, three (3) months after Tax Release Date). For the avoidance of doubt, on the Release Date (or, with respect to a Tax Claim, on the Tax Release Date), each Seller and Subsidiary shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Buyer and/or its successors and assigns with respect to any Claims and/or Tax Claims or any other matter relating to this Agreement, any Closing Document or the Property, except solely for those matters that are the subject of a written notice of such Claim and/or Tax Claim delivered by Buyer to Sellers that is still pending on the Release Date (or, in the case of a Tax Representations and Warranties, on the Tax Release Date) and on the date which is three (3) months after the Release Date (or, with respect to a Tax Claim, three (3) months after the Tax Release Date), each Seller and Subsidiary shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Buyer and/or its successors and assigns with respect to any Claim for which a written notice has been delivered prior to the Release Date (or, in regard to a Tax Claim, the Tax Release Date) pursuant to this Section 4.2(b) except solely for those matters that are the subject of pending litigation by Buyer against any Seller or Subsidiary commenced prior to the date which is three (3) months after Release Date (or, with respect to a Tax Claim, three (3) months after the Tax Release Date).
(c)    Except as set forth in Section 4.2(d) below, Seller’s aggregate liability under this Agreement for (i) any and all Losses resulting from Claims relating to a breach of Seller’s representations and warranties set forth in Section 4.1 (other than Tax Representations and Warranties) and (ii) any and all Losses resulting from Claims relating to the Pre-Closing Seller Retained Liabilities (other than Tax Claims), collectively, shall in no event exceed $5,000,000. Seller’s aggregate liability under this Agreement for any and all Losses resulting from Tax Claims shall in no event exceed an additional $5,000,000. Accordingly, except as set forth in Section 4.2(d) below, Seller’s aggregate liability under this Agreement for any and all Losses described in this Agreement, including, without limitation, the Losses described in this Section 4.2(c), shall in no event exceed $10,000,000 (the “Sellers’ Indemnity Cap”).

(d)    The provisions of Section 3.4, Section 4.1(a), Section 4.1(b) and Section 4.1(c) and the limitations set forth therein shall not apply to those representations and warranties of Seller set forth in Section 4.1(a)(xxxviii).
(e)    This Section 4.2 shall survive the Closing.
Section 4.3     Representations and Warranties of Buyer. Buyer represents and warrants to Sellers that, as of the date hereof:
(a)    Buyer is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation.
(b)    Other than obtaining the Required Consents, Buyer has taken all action required to execute, deliver and perform this Agreement, and the provisions of this Agreement are valid and enforceable obligations of Buyer (subject to the general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally), and other than obtaining the Required Consents and to Buyer’s Knowledge, there are no consents or notifications required by any Governmental Authority in connection with its performance of the obligations under this Agreement, and to Buyer’s Knowledge, this Agreement does not violate any provision of any judicial order to which any Buyer is a party or to which Buyer is subject.
(c)    There are no judgments, orders or decrees of any kind against Buyer unpaid or unsatisfied of record and no legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any Governmental Authority which has, or is likely to have, any Material Adverse Effect on the ability of Buyer to perform its obligations under this Agreement.
(d)    Buyer has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Buyer. No general assignment of Buyer’s property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Buyer or any of its property. Buyer is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Buyer insolvent. Buyer will have as of the Closing Date sufficient capital or net worth to meet its current obligations.
(e)    Buyer has full and complete power and authority to enter into this Agreement and to perform its obligations hereunder.
(f)    Buyer is (A) an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended); (B) acquiring the Interests solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any portion thereof;

(C) knowledgeable, sophisticated and experienced in business and financial matters, has been represented by and relied upon counsel in connection with this Agreement and the transactions contemplated herein; and (D) able to bear economic risk of owning the Interests for an indefinite period and is able to afford the complete loss of its investment in the Interests.
(g)    Buyer understands the assumptions of risk and liability set forth in this Agreement and acknowledges that prior to the Effective Date Buyer and its agents will have inspected the Property, fully observed the physical characteristics and condition of the Property, performed a thorough investigation of the suitability of Buyer’s intended use of the Property, including without limitation, the suitability of the topography, the availability of water rights or utilities, the present and future zoning, subdivision and any and all other land use matters, the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters (including, without limitation, asbestos), the purpose(s) to which the Property are suited, drainage, flooding, access to public roads, beaches and proposed routes or roads or extensions relative to the Property.
(h)    Neither Buyer nor any Affiliate of Buyer is (a) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury or the Department of Foreign Affairs and International Trade (Canada), pursuant to any authorizing statute, executive order or regulation; (b) a “specially designated global terrorist” or other person listed on Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended; or (c) (1) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (2) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar Executive Orders. None of Buyer’s property or interests is subject to being “blocked” under Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, or any other Anti-Terrorism Laws, and neither Buyer nor any Person holding any direct or indirect interest in Buyer is in violation of any Anti-Terrorism Laws.
Each of the representations of Buyer contained in this Section 4.3: (i) is made on the date hereof; (ii) shall be deemed remade by Buyer, and shall be true in all material respects, as of the Closing Date; and (iii) shall survive the Closing.
Section 4.4     Buyer’s Independent Investigation.
(a)    Buyer hereby acknowledges that it has been given the full opportunity prior to the Effective Date to inspect and investigate all aspects relating to the Property, the Interests and the Due Diligence Materials, either independently or through agents, representatives or experts of Buyer’s choosing, as Buyer considered necessary or appropriate (including, without limitation, those listed below). Except as otherwise expressly provided in this Agreement, (i) Buyer is acquiring the Interests and the Property based exclusively on such independent investigation and Sellers’ representations and warranties set forth herein, and (ii) except as provided in this Agreement, Buyer shall have no right to terminate this Agreement based upon additional information it may discover as a result of further investigations of the Interests, the Property or the Due Diligence Materials.

Subject to the terms and conditions of this Agreement, the funding of the Deposit by Buyer shall conclusively constitute Buyer’s approval of each and every aspect of the Interests and the Property. Such independent investigation by Buyer prior to the Effective Date included the following items, which Buyer examined and investigated to its full satisfaction all facts, circumstances and matters relating to the Interests and the Property, or otherwise relevant to its purchase of the foregoing, including:
(i)    all matters relating to title to the Property;
(ii)    all matters relating to governmental and other legal requirements with respect to the Property, such as Taxes, assessments, zoning, use permit requirements, water use, sewage, concessions and building codes;
(iii)    all zoning, land use, water use, building, environmental and other statutes, rules, or regulations applicable to the Property;
(iv)    all documents, corporate or otherwise, and matters relating to the Subsidiaries;
(v)    the physical condition of the Real Property, including the interior, the exterior, the square footage of the Improvements, the structure, the roof, the paving, the utilities, and all other physical, structural and functional aspects of the Real Property;
(vi)    reports, studies, assessments, investigations and other materials related to the presence of Hazardous Materials at, on or under the Property and the compliance of the Property with all Environmental Laws, including environmental assessment reports;
(vii)    any easements and/or access rights affecting the Property;
(viii)    the Existing Leases with respect to the Real Property and all matters in connection therewith, including the ability of the Tenants thereto to pay the rent;
(ix)    the Existing Contracts and any other documents or agreements of significance affecting the Property;
(x)    all matters relating to the income and operating or capital expenses of the Property and all other financial matters; and
(xi)    all other matters of significance affecting, or otherwise deemed relevant by Buyer with respect to the Property and the Interests.
(b)    The Due Diligence Materials heretofore delivered or made available to Buyer for its review and approval.

(c)    Buyer acknowledges and agrees that it is acquiring the Property based exclusively on its independent investigation of the Interests, the Subsidiaries, the Property and the Due Diligence Materials and the express representations and warranties of Sellers set forth herein.
(d)    BUYER SPECIFICALLY REPRESENTS, ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE PROVISIONS HEREOF, (I) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENTS EXECUTED AND DELIVERED AT CLOSING, SELLERS SHALL SELL AND BUYER SHALL PURCHASE THE INTERESTS WHICH SHALL INCLUDE THE SELLERS’ INTERESTS IN THE PROPERTY WHICH BUYER ACKNOWLEDGES IS BEING PURCHASED “AS IS, WHERE IS AND WITH ALL FAULTS,” (II) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENTS EXECUTED AND DELIVERED AT CLOSING, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM ANY SELLER OR SUBSIDIARY, NOR ANY PARTNER, MEMBER, OFFICER, EMPLOYEE, ATTORNEY, AGENT OR BROKER OF ANY SELLER OR SUBSIDIARY, AS TO ANY MATTER, CONCERNING THE INTERESTS AND THE PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DUE DILIGENCE MATERIALS (INCLUDING, WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Property lie within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, and/or whether and to what extent any of such risks or any other risks or losses resulting therefrom are or may continue to be insurable, (ii) the dimensions or lot size of the Property or the square footage of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, the Property, or the Property’ use, habitability, merchantability, or fitness, or the suitability, value or adequacy of the Property for any particular purpose, (iv) the zoning or other legal status of the Property or any other public or private restrictions on the use of the Property, (v) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Authority or of any other person or entity, (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer’s intended use or development of the Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about the Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any portion of the Property, (ix) the condition of title to the Interests or the Property, (x) the Leases, Contracts or any other agreements affecting the Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Property, or (xi) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to, the operation of the Ownership of the Interests or the Property or any portion thereof. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER

EXPRESSLY ACKNOWLEDGES AND AGREES THAT: (1) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENTS EXECUTED AND DELIVERED AT CLOSING, BUYER IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF SELLERS, NOR ANY PARTNER, MEMBER, OFFICER, EMPLOYEE, ATTORNEY, AGENT OR BROKER OF SELLERS, WHETHER IMPLIED, PRESUMED OR EXPRESSLY PROVIDED AT LAW OR OTHERWISE, ARISING BY VIRTUE OF ANY STATUTE, COMMON LAW OR OTHER LEGALLY BINDING RIGHT OR REMEDY IN FAVOR OF BUYER; AND (2) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO SELLER OR SELLER PARTY IS MAKING, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE DUE DILIGENCE MATERIALS AND BUYER IS NOT RELYING IN ANY WAY UPON THE DUE DILIGENCE MATERIALS OR THE TRUTH, ACCURACY OR COMPLETENESS THEREOF. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1, NO SELLER IS UNDER ANY DUTY TO MAKE ANY INQUIRY REGARDING ANY MATTER THAT MAY OR MAY NOT BE KNOWN TO SUCH SELLER OR ANY PARTNER, MEMBER, OFFICER, EMPLOYEE, ATTORNEY, AGENT OR BROKER OF SUCH SELLER. THIS SECTION 4.4(D) SHALL SURVIVE THE CLOSING, OR, IF THE CLOSING DOES NOT OCCUR, BEYOND THE TERMINATION OF THIS AGREEMENT.
(e)    ANY REPORTS, REPAIRS OR WORK REQUIRED BY BUYER ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THERE IS NO OBLIGATION ON THE PART OF ANY SELLER TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTY OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. BUYER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER’S SOLE COST AND EXPENSE.
Section 4.5     Limits on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, other than Buyer’s application to be submitted to the Competition Commission requesting approval of the transactions contemplated hereby, neither Buyer or any of their agents, employees or contractors (collectively, the “Buyer Parties” and each a “Buyer Party”) shall contact any Governmental Authority regarding any matter relating to the Property or the transactions contemplated under this Agreement, including, without limitation, any Hazardous Materials on or the environmental condition of the Property without Sellers’ prior written consent thereto (which shall not be unreasonably withheld or delayed). In addition, if Sellers’ consent is obtained by Buyer, Sellers shall be entitled to receive at least three (3) Business Days’ prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.

Section 4.6     Release.
(a)    Without limiting the provisions of Section 4.4, but subject in all events to the rights of Buyer under this Agreement, including, without limitation, the rights of Buyer under Article 4 and Article 9, Buyer, for itself and any successors and assigns of Buyer, waives its right to recover from, and forever releases and discharges, and covenants not to sue, any Seller, their Affiliates, the Manager, the partners, members, trustees, shareholders, controlling persons, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (each a “Seller Party”, and collectively, the “Seller Parties”) with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Interests or the Property including the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including any Claim or matter relating to or arising from the use, presence, discharge or Release of Hazardous Materials on, under, in, above or about the Property; provided, however, Buyer does not waive its rights, if any, to recover from, and does not release or discharge or covenant not to sue any Seller Party for (i) any act of Sellers that is found by a court of competent jurisdiction to constitute fraud or gross negligence, (ii) any breach of Sellers’ representations or warranties set forth in this Agreement or any documents executed and delivered at Closing, subject to the limitations and conditions provided in this Agreement, (iii) any breach of Sellers’ obligations set forth in this Agreement, (iv) any indemnity obligations of Seller set forth in this Agreement (collectively the “Unreleased Claims”).
(b)    In connection with this Section 4.6, and other than with respect to the Unreleased Claims, (i) Buyer hereby waives, releases and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, whether in the United States or in Mexico, against any Seller Party in connection with the Claims described above, (ii) Buyer elects to and does assume all risk for such Claims heretofore and hereafter arising, whether now known or unknown by Buyer, (iii) to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected and (iv) Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit any Seller Party from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Sellers by Buyer in exchange for Sellers’ performance hereunder.
(c)    Sellers have given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 4.6. Sellers and Buyer are aware of and accept each and every provision hereof. The provisions of this Section 4.6 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

Section 4.7     Merger. It is the intention of Sellers prior to the Closing Date to effectuate the Pre-Closing Merger so that the two remaining entities following the Pre-Closing Merger will be Punta Mita Resort and Punta Mita TRS, with Punta Mita Resort holding title to the Fee Parcels and the Development Parcel. The Pre-Closing Merger will be deemed “complete” and the condition set forth in Section 3.1(f) and 3.2(g) will be satisfied upon satisfaction of the action items set forth and described on Schedule 4.7.
ARTICLE V

BROKERS AND EXPENSES
Section 5.1     Brokers. Sellers and Buyer represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction and that there are no claims or rights for brokerage commissions or finder’s fees in connection with the transactions contemplated hereby by any other person or entity based upon the acts of any Seller Party or Buyer Party, respectively, or any person or entity purporting to act on its behalf, with respect to the transactions contemplated by this Agreement. Each party hereby agrees to indemnify, defend and hold the other party harmless from any claim for a commission or finder’s fee based upon such acts, and all costs, damages, claims, liabilities or expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with such claim. In addition, Buyer hereby agrees to indemnify and hold harmless each Seller Party from any and all Claims resulting from any claim made by any Person for a brokerage commission, finder’s fee or similar fee arising out of or relating to any action taken (or any communication made) by a Buyer Party in connection with the proposed resale by Buyer of all or any portion of the Interests or the Property or the marketing of such Interests or the Property by Buyer or by any Person on behalf of Buyer. The provisions of this Section 5.1 shall survive the Closing or, if the Closing does not occur, any termination of this Agreement, and shall not be subject to the limitations set forth in Section 4.2(a) above.
Section 5.2     Expenses. Except as provided in Section 7.4, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.
ARTICLE VI

COVENANTS OF SELLER
Section 6.1     Interim Operation of the Property. Between the Effective Date and the Closing Date, each Seller and Subsidiary shall carry on the business and operations of the Property in the Ordinary Course of Business. In accomplishing the foregoing, Seller agrees by way of example, but not limitation, and subject to the rights and responsibilities of Manager under the Management Agreement and the terms and conditions of the Management Agreement, that (a) from and after the Effective Date, such applicable Seller and each Subsidiary shall not (i) sell, convey, transfer, assign or otherwise dispose of (and shall use commercially reasonable efforts to prohibit Manager from selling, conveying, transferring or otherwise disposing of) any portion of the Property other than goods for retail sale to the general public in the Ordinary Course of Business, which goods shall be replaced, when required, in the Ordinary Course of Business, (ii) enter into or authorize Manager to enter into any New Leases or New Contracts or terminate, materially amend or modify, extend or renew (and still use commercially reasonable efforts to prohibit Manager from doing any of the foregoing with respect to) any Existing Leases, Existing Contracts or any other material agreement affecting the Property unless Seller or Subsidiary, as applicable, has obtained the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed, provided Buyer’s consent will be deemed granted in the event Buyer does not provide its approval or disapproval, as applicable, within three (3) Business Days of Sellers’ written request therefor), which request shall be accompanied by a copy of the existing and/or proposed agreements), or (iii) incur any obligation or liability not contemplated in the then applicable operating budget, or that is material to the financial condition or results of operations of the Property, unless the Seller or Subsidiary has obtained the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed); (b) each applicable Seller and Subsidiary shall keep Buyer (or its representative) reasonably informed as to the operations of the Property during the period beginning on the Effective Date and ending on the Closing Date; and (c) Seller shall cause the applicable Subsidiary to (i) maintain inventories at levels consistent with the Ordinary Course of Business; (ii) not perform, nor permit the performance of, any substantial alterations, renovations, or improvements to the Real Property outside the scope of Hotel’s existing replacement and maintenance program without Buyer’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned; (iii) to honor and take all room reservations and banquet facility reservations in the Ordinary Course of Business; and (iv) pay prior to delinquency all Taxes due and payable with respect to the Property, and the Interests.
Section 6.2     Risk of Loss and Insurance Proceeds.
(a)    Except as otherwise described hereunder, Buyer shall be bound to purchase the Interests for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property. Sellers have provided Buyer with a certificate of insurance for the applicable Subsidiaries’ casualty insurance policy (and has made or will make available a full and complete copy of all relevant insurance policies) for inspection by Buyer and/or its representatives so that Buyer can confirm its satisfaction with such policy. Sellers agree that such policy will be maintained in full force and effect until the Closing. The proceeds or awards shall be retained in the applicable Subsidiary, except to the extent needed to reimburse the applicable Seller or Subsidiary for sums they reasonably expended prior to the Closing for the restoration or repair of any portion of the Property or in collecting such insurance proceeds or condemnation awards. Notwithstanding the foregoing, (i) Sellers shall not settle, compromise or otherwise stipulate any award or recovery in connection with any damage, destruction or condemnation, in each case if such damage, destruction or condemnation impairs the value of the Property by at least Two Million Dollars ($2,000,000.00) and occurs after the Effective Date, without the prior written approval of Buyer, which approval shall not be unreasonably withheld, and (ii) Buyer shall have the right to participate in any such settlement or other proceeding.

(b)    Notwithstanding the foregoing, if any damage to the Property or destruction of any Improvements thereon or condemnation impairs the value of the Property prior to Closing by Two Million Dollars ($2,000,000.00), Buyer may elect to terminate this Agreement by written notice to Seller to be given within fifteen (15) days from the determination of the cost by Sellers of any such damage or destruction. In such event, Escrow Holder shall immediately return the Deposit (together with all interest thereon) to Buyer, and Buyer and Sellers shall have no further rights or obligations under this Agreement, other than those expressly stated to survive the termination of this Agreement.
Section 6.3     Notifications. Between the Effective Date and the Closing, each Seller shall promptly notify Buyer of (a) any casualty, condemnation, environmental, zoning or other land-use regulation proceedings relating to any of the Property of which such Seller obtains Knowledge, (b) any notices of violations of any legal requirements relating to any of the Property received by such Seller or of which such Seller obtains Knowledge, (c) any litigation of which such Seller obtains Knowledge that arises out of the ownership of any of the Property and (d) any other matters that would affect any of Sellers’ representations and warranties hereunder and which would reasonably be expected to have a Material Adverse Effect.
Section 6.4    Employees Within five (5) Business Days after the Effective Date, Seller shall use commercially reasonable efforts to cause Manager to provide a schedule (the "Preliminary Employee Closing Schedule") listing of all of the Employees employed at the Property as of such date, which Preliminary Employee Schedule shall set forth (i) the names, working position, date of hiring, seniority, salary, and compensations for each such Employee, (ii) the terms of any Employment Contract applicable to such Employee (if any), (iii) whether each Employee is a member of a collective bargaining unit and, if so, the name of such collective bargaining unit and (iv) a preliminary estimate of all accrued but unpaid wages, vacation pay, sick leave, bonuses, pension benefits, profit sharing and other benefits payable to each such Employee as of the Closing Date (the "Accrued Employee Liabilities"). Seller shall use commercially reasonably efforts to cause Manager to update the Preliminary Employee Schedule as of the Closing Date (the "Final Employee Schedule") and deliver such Final Employee Schedule to Buyer no less than one (1) Business Day prior to the Closing Date. All Accrued Employee Liabilities with respect to the rehired Employees, as reflected on the Final Employee Schedule delivered pursuant to the provision above, shall be collectively referred to as the “Buyer Assumed Employee Liabilities”. Buyer will receive a credit at Closing in an amount equal to the Buyer Assumed Employee Liabilities, based on the Final Employee Schedule. Any Employee Liability relating to Employees (but only to the extent that such Employee Liability relates to the period prior to the Closing Date and expressly excluding any Buyer Assumed Employee Liabilities) that is asserted against the new employer, Buyer or any Buyer Indemnitee shall be covered by the Seller indemnification provisions in Article 9. Any Employee Liability relating to Buyer Assumed Employee Liabilities that is asserted against Seller or any Seller Indemnitee shall be covered by the Buyer indemnification provisions in Article 9.

Section 6.5    Taxes; Sale of Interests.
(a)    Each of the Parties to this Agreement shall be responsible for the payment of any taxes and any other fees triggered as a result of such Party’s execution, validity and compliance of this Agreement (including but not limited to the income tax (Impuesto sobre la Renta) that shall be borne by the Sellers for the sale of the Interests pursuant to this Agreement).
(b)    Each Seller agrees, acknowledges and accepts that Buyer is released from the obligation to withhold the income tax attributable to Sellers, since Sellers will take the option set forth in the sixth paragraph of Article 190 of the Mexican Income Tax Law, and appoint the legal representative in México in terms of Article 208 of the Mexican Income Tax Law.
(c)    Each Seller agrees, in accordance with the provisions of Articles 190 and 208 of the Mexican Income Tax Law, to provide to Buyer no later than (i) three (3) days prior to the Closing Date, (A) a certified copy by a notary public of the document evidencing the appointment of its legal representatives in México before the Tax Administration Service, (B) a certified copy by a notary public of the certificate of tax residence of each Seller issued by the applicable governmental entity, and (C) a certified copy by a notary public of the notice filed before the Tax Administration Service appointing a legal representative, and (ii) no later than 45 Business Days following the Closing Date, a copy of the Tax Return and tax report filed by the designated representative with the Mexican tax authorities, pursuant to Article 190 of the Mexican Income Tax Law.
Section 6.6    Estoppel Certificates. Seller shall cooperate with Buyer and use commercially reasonable efforts to obtain prior to Closing the Estoppel Certificates in the form requested by Buyer.
ARTICLE VII

CLOSING AND ESCROW
Section 7.1     Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Escrow Agent, and this Agreement, along with Escrow Agent’s standard form escrow agreement, which Sellers and Buyer agree to execute and deliver, shall serve as the instructions to the Escrow Agent for consummation of the purchase and sale contemplated hereby. The Escrow Agent is hereby instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided.
Section 7.2     Closing. The Closing of the transactions described herein shall occur ten (10) Business Days after (i) Buyer’s and/or Seller’s receipt of the Competition Commission’s written approval of the transactions contemplated herein, and (ii) completion of the Pre-Closing Merger in accordance with Section 4.7 as the same may be extended in accordance with Section 3.3, or such earlier or later date and time as Buyer and Sellers may mutually agree upon in writing, in either case, with time being of the essence (the “Closing Date”); provided, however, in no event will the Closing Date be extended beyond the outside date of March 31, 2014. Except as otherwise permitted under this Agreement, such Closing Date may not be extended without the prior written approval of Sellers and Buyer. The Closing shall be effected through the escrow (“Escrow”) established by Sellers with Escrow Agent in accordance with such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
Section 7.3     Deposit of Documents.
(a)    At or before the Closing, Sellers shall deposit into Escrow, or use commercially reasonable efforts to cause the relevant parties to deposit in Escrow, the following items (“Seller Deliverables”):
(i)    four (4) duly executed counterparts of the Employer Substitution Agreement;
(ii)    Two (2) duly executed counterparts of the Seller’s Closing Certificate;
(iii)    evidence of Sellers’ authority and authorization to enter into this Agreement and the transactions contemplated hereby; and
(iv)    A copy of the entry in the partners’ registry book of Punta Mita Resort and Punta Mita TRS evidencing the completion of the Pre-Closing Merger and the transfer of the Interests to Buyer;
(v)    A copy of the partners’ meeting minutes (or partners’ unanimous written consent in lieu of a meeting) of the shareholders/partners of Punta Mita Resort and Punta Mita TRS approving, at a minimum, (A) the transfer of Interests pursuant to Section 2.1, (B) the resignation (and release against Punta Mita Resort and Punta Mita TRS, as applicable) of all of its officers and directors from their respective positions, (C) the revocation of all powers of attorney granted to such persons or any third parties (other than the powers of attorney granted to Manager or its employees), (D) the establishment of the legal reserve fund (fondo de reserva legal) that each of Punta Mita Resorts and Punta Mita TRS should have at Closing pursuant to the laws of Mexico and (E) the ratification of all dividends distributed by each of Punta Mita Resorts and Punta Mita TRS prior to Closing;
(vi)    The Release Documents;
(vii)    Any powers of attorney required to be given by any Seller or Trustee under this Agreement;

(viii)    A copy of the notices given to the persons or third parties which powers of attorney are revoked pursuant to Section 7.3(a)(vi), informing them of such revocation;
(ix)    A certificate of no liens Certificado de Libertad de Gravámenes issued no more than five (5) days prior to Closing by the Public Registry of Property of Bahia de Banderas, Nayarit, establishing that the Trustee has title to the Real Property free from Encumbrances other than Permitted Exceptions and the lien in favor of Deutsche Bank (which will be released as of the Closing);
(x)    Updates of each of the Schedules;
(xi)    A set of updated Financial Statements;
(xii)    Each of the documents required by Section 6.4(c); and
(xiii)    A termination of the Existing Employer Agreement.

(b)    At or before Closing, Buyer shall deposit into Escrow the following items:
(i)    four (4) duly executed counterparts of the Employer Substitution Agreement;
(ii)    two (2) duly executed counterparts of Buyer’s Closing Certificate;
(iii)    four (4) duly executed counterparts of such disclosures and reports as are required by applicable Mexican law in connection with the conveyance of the Interests, if any; and
(iv)    evidence of Buyer’s authority and authorization to enter into this Agreement and the transactions contemplated hereby.
Section 7.4    Closing Statement
(a)    No more than three (3) days and no less than one (1) day prior to Closing, the Parties shall jointly prepare or cause to be prepared a draft settlement statement (the “Preliminary Closing Statement”) that shall detail (i) the Purchase Price, (ii) the Estimated Working Capital (which shall reflect the prorations and adjustments calculated based on the most recent financial information available to the parties, but in no event on financial information earlier than as of the end of the month which expires two months prior to Closing (e.g. if Closing occurs on December 6, 2013, then through October 31, 2013)), (iii) the Closing Costs allocable to each of the parties pursuant to Section 7.4, (iv) all fees, costs and expenses payable to any third party and (v) the wiring instructions as set forth on Schedule 2.2(b). The Parties shall use commercially reasonable efforts to resolve any disagreements with respect to the determination of any such amounts in order to agree on a Preliminary Closing Statement as of the Closing Date and shall each provide such back up and support as may be reasonably necessary for the calculations set forth on the Preliminary Closing Statement. As soon as Seller and Buyer have agreed upon the Preliminary Closing Statement, they shall jointly deliver a mutually signed copy thereof to Escrow Agent. On the Closing Date, Buyer shall effect a wire transfer of federal funds to the Escrow Agent’s escrow account in accordance with the amount set forth in the Preliminary Closing Statement and Sellers and Buyer shall deposit with the Escrow Agent the documents required by this Agreement and such other instruments as are reasonably required by the Escrow Agent or otherwise required to close the Escrow and consummate the purchase and sale of the Interests in accordance with the terms hereof. To the extent Sellers and Buyer are unable to agree by Closing on any item on the Preliminary Closing Statement (“Disputed Prorations”) the parties hereby agree that any such Disputed Prorations shall be retained by the Escrow Agent and disbursed subject to the joint written instructions of Sellers and Buyer or binding order issued in accordance with this Agreement. Upon receipt of the documents and funds in accordance with the terms of this Agreement and the Preliminary Closing Statement, the Escrow Agent shall, on the Closing Date: (i) disburse funds to any persons or entities entitled thereto, as expressly stated in the Closing Statement; (ii) deliver: (A) to Sellers, two originals of all documents deposited with the Escrow Agent; and (B) to Buyer, two originals of all documents deposited with the Escrow Agent.
(b)    Sellers shall request that Manager deliver to Buyer promptly after the Closing originals of the Contracts and Leases (or, if originals are not available, copies certified by the applicable Seller to be true, correct and complete to such Sellers’ Knowledge), keys and security codes to all buildings on the Property and Hotel and guest rooms, keys and combinations to all safes and safety deposit boxes located on the Property and originals (or copies, if originals are not available) of any other items in Sellers’ possession or control relating to the use, ownership, operation, maintenance, leasing, repair, alteration, management or development of the Property. Following the Closing, Buyer shall make all Leases, Contracts, other documents, books, records and any other materials in its possession, to the extent the same relate to the period of Sellers’ ownership of the Property, available to Sellers or their representatives for inspection and/or copying at reasonable times and upon reasonable notice.
(c)    No later than ninety (90) days after the Closing, Buyer shall prepare and deliver to Seller a final closing statement (the “Final Closing Statement”), which shall set forth the Final Working Capital, including detailed supporting schedules for each of the line items appearing in such computation (including the components thereof).
(d)    Any net amounts due to Buyer or Sellers pursuant to the Final Closing Statement shall be paid promptly (and in any event within twenty (20) Business Days after delivery of the Final Closing Statement unless a disagreement relating thereto is being resolved as described below).
(e)    If the Final Working Capital is less than the Estimated Working Capital, Sellers shall promptly (and in any event within twenty (20) Business Days after receipt of the computation of the Final Working Capital unless a disagreement relating thereto is being resolved as described below) deliver to Buyer an amount equal to such difference.

(f)    If Sellers disagree with any items on the Final Closing Statement, Sellers shall notify Buyer in writing of such disagreement within twenty (20) Business Days after the receipt thereof, and such notice shall set forth the basis for such disagreement in reasonable detail. For the twenty (20) Business Day period following receipt of the notice set forth above, Buyer and Sellers shall negotiate in good faith to resolve any such disagreements; provided that Buyer shall promptly pay to Sellers, or Sellers shall promptly pay to Buyer, as the case may be, the amount, if any, determined pursuant to Section 7.4(c) above that is not subject to dispute.
(g)    If the Closing shall occur before the Real Estate Taxes are finally fixed, then the apportionments thereof made at the Closing shall be based upon the Real Estate Taxes as currently fixed. After the Closing, Buyer and Sellers shall make a recalculation of the apportionment of the same within a reasonable period of time of such amounts being finally determined, and Buyer and Sellers shall promptly make an appropriate settlement with the other parties based upon such recalculation. Each of the parties shall hold such amounts as agent and in trust for the other and remit same to the rightful party promptly after such recalculation.
(h)    The costs for any recording fees, transfer Taxes (including, but not limited to, sales, use, value-added and similar Taxes), title policy premiums (if any), costs to update any existing survey and other Closing costs will be paid by Buyer. Each party shall pay its own costs for legal counsel and other advisors.
(i)    All revenues of the Property for the night preceding the Closing Date (including concession income and charges for guest rooms) shall be credited to the Sellers, as and when collected, net of all applicable collection charges.
(j)    Notwithstanding anything to the contrary herein, Sellers reserve the right to protest any Taxes relating to the period prior to the Closing Date so long as such protest is “tax neutral” to Buyer, and to receive and retain any refunds on account of any Taxes relating to the period prior to the Closing Date.
(k)    The obligations of Sellers and Buyer under this Section 7.4 shall survive the Closing until the Release Date, except for any obligations of Sellers and Buyer relating to any Taxes, which shall survive the Closing until the Tax Release Date.
Section 7.5    Transfer of Employees. The Sellers will cause Servicios Administrativos to transfer the Employees over to Buyer or to any other Person appointed by the Buyer (“New Employer”). The New Employer will receive the Employees through an employer substitution procedure (sustitución patronal); provided, however, that, Sellers will assume and retain and be solely responsible for (i) all employment and benefits related liabilities that are incurred or arise as a result of events that occurred prior to the Closing Date in respect of the Employees, and (ii) nothing herein will be construed as a representation or guarantee by the Buyer that some or all of the Employees will continue in employment with the New Employer for any period of time after the Closing.

Section 7.6    2013 Tax Returns. Seller shall prepare, and Buyer shall cooperate and assist Seller in Seller’s preparation of, all tax returns for the Subsidiaries relating to fiscal year 2013. Without limiting the generality of the foregoing, Buyer shall grant Seller access to all relevant books and records of the Subsidiaries that Seller and/or its auditors and advisors may reasonably require in order for Seller to prepare and conclude its financial audit and statutory tax report for fiscal year 2013. Seller will not make, cause or knowingly approve in writing any tax election, any change in any prior tax election nor any change in the method of accounting that applies for tax purposes that would require any of the Subsidiaries and the Merged Entities to include any additional item of income, or exclude any item of deduction, or lose any credit, in each cases for any relevant tax purposes for any period during 2013 ending after the Closing Date.
ARTICLE VIII
DEFAULTS
IF THE SALE OF THE INTERESTS IS NOT CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT DUE TO THE FAILURE OF ANY CONDITION TO BUYER’S OBLIGATION TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR SELLERS’ INABILITY TO PERFORM HEREUNDER, (BUT ONLY TO THE EXTENT SUCH INABILITY TO PERFORM DOES NOT CONSTITUTE A DEFAULT BY SELLER UNDER THIS AGREEMENT), THEN THE DEPOSIT SHALL IMMEDIATELY BE RETURNED TO BUYER, AND BUYER’S SOLE REMEDY, AT LAW OR IN EQUITY, SHALL BE THE RETURN OF THE DEPOSIT. IF THE SALE OF THE INTERESTS IS NOT CONSUMMATED SOLELY BECAUSE OF SELLERS’ DEFAULT (BEYOND ALL APPLICABLE NOTICE AND CURE PERIODS DESCRIBED HEREUNDER) UNDER THIS AGREEMENT, BUYER MAY EITHER (A) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE OF TERMINATION TO SELLERS, WHEREUPON THE DEPOSIT SHALL BE IMMEDIATELY RETURNED TO BUYER AND SELLERS SHALL PAY TO BUYER BUYER’S ACTUAL, OUT-OF-POCKET COSTS INCURRED IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT AND BUYER’S CONTEMPLATED PURCHASE OF THE INTERESTS HEREUNDER, WHICH AMOUNT SHALL NOT EXCEED FIVE HUNDRED THOUSAND DOLLARS ($500,000), OR (B) FILE AN ACTION AGAINST SELLERS FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT, IN WHICH EVENT BUYER, AS A CONDITION TO SUCH ACTION, SHALL NOT ACCEPT RETURN OF THE DEPOSIT AND THE REIMBURSEMENT AMOUNT SET FORTH HEREIN AND SHALL FILE SUCH AN ACTION FOR SPECIFIC PERFORMANCE, IF AT ALL, NO LATER THAN THE DATE THAT IS SIXTY (60) DAYS FOLLOWING SUCH SELLER’S DEFAULT. A FAILURE OF BUYER TO TAKE SUCH ACTION FOR SPECIFIC PERFORMANCE WITHIN SUCH SIXTY (60) DAY PERIOD SHALL CONSTITUTE BUYER’S WAIVER OF ANY RIGHTS TO FILE AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, IF (1) BUYER PREVAILS IN AN ACTION FOR SPECIFIC PERFORMANCE FILED BY BUYER IN ACCORDANCE WITH THIS ARTICLE VIII, AND (2) SELLERS TAKE AFFIRMATIVE ACTION TO PREVENT BUYER’S ENFORCEMENT OF ANY SUCH ORDER FOR SPECIFIC PERFORMANCE IN ACCORDANCE WITH THIS ARTICLE VIII, OR

SELLERS OTHERWISE FAIL TO CONVEY THE INTERESTS TO BUYER WITHIN A REASONABLE TIME AFTER THE CONCLUSION OF PROCEEDINGS RELATING THERETO (PROVIDED THAT SELLERS ARE NOT PROHIBITED FROM CONSUMMATING SUCH CONVEYANCE BY APPLICABLE LAW, REGULATION, COURT ORDER OR OTHER APPLICABLE LEGAL REQUIREMENT), BUT IN NO EVENT LATER THAN FIFTEEN (15) DAYS THEREAFTER (THE EARLIER OF THE DATE ON WHICH SELLERS FIRST TAKE SUCH AFFIRMATIVE ACTION AND THE EXPIRATION OF SUCH FIFTEEN-DAY PERIOD BEING REFERRED TO HEREIN AS THE “DEADLINE”), THEN COMMENCING ON THE DEADLINE AND CONTINUING UNTIL SUCH TIME AS SELLER HAS FULLY COMPLIED WITH SUCH ORDER FOR SPECIFIC PERFORMANCE, SHALL PAY TO BUYER AS LIQUIDATED DAMAGES AN AMOUNT EQUAL TO ONE MILLION DOLLARS ($1,000,000.00) FOR EACH THIRTY (30) DAY PERIOD (AS PRORATED FOR ANY PARTIAL PERIOD) THAT HAS ELAPSED DURING SUCH PERIOD; UP TO A MAXIMUM OF TWELVE MILLION DOLLARS ($12,000,000.00) IN THE AGGREGATE.
IF THE SALE OF THE INTERESTS IS NOT CONSUMMATED DUE TO BUYER’S DEFAULT HEREUNDER, THEN, AS ITS SOLE AND EXCLUSIVE REMEDY, SELLERS SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLERS’ ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLERS WOULD INCUR IN SUCH EVENT. SELLERS’ RETAINMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS. EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT SELLERS’ RIGHTS OR BUYER’S INDEMNITY OBLIGATIONS UNDER SECTION 9.2.

_______________        _______________
Buyer’s Initials        Seller’s Initials

ARTICLE IX
INDEMNIFICATION
Section 9.1    Indemnification by Seller.
(a)    From and after the Closing Date, subject to the limitations set forth in this Section 9.1, Seller shall retain, and shall indemnify, defend and hold harmless each Buyer, the Subsidiaries, and their Affiliates, and each of respective partners, officers, directors, employees, members, advisors, attorneys and other agents (each a “Buyer Indemnitee” and collectively, the “Buyer Indemnitees”) from and against all Losses whether direct or indirect, known or unknown, foreseen or unforeseen (provided that, for the avoidance of doubt, in no event shall “Losses” include any consequential or punitive damages), that may exist or hereafter arise on account of or in any way be connected with the following (collectively, the “Pre-Closing Seller Retained Liabilities”):
(i)    the payment of any amounts due and payable or accrued but not yet due or payable prior to the Closing under the Contracts (but expressly excluding the Management Agreement), the Leases and the Permits, except to the extent Buyer has received a credit for such liabilities;
(ii)    the payment of all Taxes due and payable or accrued but not yet due or payable prior to the Closing Date, except to the extent Purchaser has received a credit for such Taxes;
(iii)    third party claims (including, without limitation, claims by any Employees or any Governmental Authority with respect to the Employees) to the extent related to facts or matters first arising or accruing prior to the Closing Date, including the payment of any compensation due to such Employees and including but not limited to any liabilities to any Employees under any of Seller’s employee plans, if any, except to the extent Buyer has received a credit for such liabilities on the Preliminary Closing Statement; provided, however, that for the avoidance of doubt, the indemnification obligation described in this Section 9.1(a)(iii) shall not include liability (A) for any severance or separation compensation payable to any Employee whose employment is terminated by Buyer on or after the Closing Date, regardless of whether such Employee was employed at the Property prior to the Closing Date or (B) arising from any failure to fund any applicable pension plans; provided, however, that remedies under or pursuant to the Employer Substitution Agreement shall not be duplicative of any remedy provided herein, and Buyer’s recovery of any remedy pursuant to this Agreement is exclusive of, and may not be again recovered under, the Employer Substitution Agreement;
(iv)    payment or resolution of mechanics’ or materialmens’ liens filed against the Property relating to periods prior to the Closing (except to the extent such liens are required to be cured or discharged by the Tenant under any Lease), including, without limitation, liens in connection with the Line of Credit;

(v)    any Claim arising from events at the Property during the period of Sellers’ ownership of the Interests relating to personal injury, wrongful death or property damage;
(vi)    any Claim relating to the ownership or operation of the Four Seasons Mexico City Hotel;
(vii)    any Claim by Deutsche Bank and related to the Line of Credit and LOC Pledge; and
(viii)    any Claim for reimbursement by Manager against Punta Mita Resort or Punta Mita TRS arising from or relating to any indemnity claim brought against Manager by Servicios Administrativos pursuant to the Existing Employer Agreement, to the extent such Claim arises during the period, or relates to an event occurring prior to the Closing Date.
(b)    Seller retains the right to sue and otherwise pursue remedies, reimbursement and subrogation against Manager.
(c)    Seller shall have no obligation to retain, or indemnify Buyer against, liabilities arising out of any Claims related to Pre-Closing Seller Retained Liabilities to the extent such Claims are covered by insurance maintained by Buyer or Seller (and Seller hereby agrees that any statute of limitations with respect to such Claims shall be tolled while Buyer pursues payment under such insurance). In connection with the foregoing, Buyer shall maintain, and/or continuously pay for and cause Manager to maintain, insurance with such coverages and in such amounts as maintained by Manager as of the Effective Date, and Buyer’s obligation to maintain such insurance shall survive the Closing for a period of twenty-four (24) months from the Closing Date. All such policies of insurance maintained by Buyer pursuant to this Section 9.1(c) shall contain standard waivers of subrogation. Failure of Buyer to maintain or cause Manager to maintain continuously for the duration of such twenty-four (24) month period the insurance shall invalidate any Claim made by a Buyer Indemnitee pursuant to this Article IX to the extent such Claim would have been covered by such insurance. For the avoidance of doubt, no recovery by Buyer under any such insurance policies shall be credited towards, or operate to reduce or limit Seller’s Indemnity Cap.
Section 9.2    Indemnification by Buyer. From and after the Closing Date, Buyer agrees to indemnify, defend and hold harmless each Seller and their respective partners, officers, directors, employees, members, managers, advisors, attorneys and other agents (each a “Seller Indemnitee” and collectively, the “Seller Indemnitees”) from and against any and all Losses actually incurred by such Seller Indemnitee resulting from any Claim arising from an act or occurrence at the Property first arising on or after the Closing Date.
Section 9.3    Limitation on Claims; Survival of Indemnity Obligations.
(a)    Notwithstanding any provision to the contrary herein (other than the provisions of Section 9.3(c), which shall govern over the provisions of this Section 9.3(a)) or in any Closing Document, no Seller or Subsidiary shall have (and each Seller and Subsidiary is exculpated and released from) liability for any Losses or Claims under, and Buyer shall be forever barred from making or bringing any Claims with respect to, (i) any breach of Seller’s representations and warranties set forth in Section 4.1 and (ii) any of the indemnification obligations of Seller contained in this Agreement or in any Closing Document (including, without limitation, Section 9.1 above), except to the extent (and only to the extent) that the aggregate amount of all Losses for which Seller has indemnified Buyer Indemnitees hereunder exceeds Fifty Thousand Dollars ($50,000), in which event Buyer shall be entitled to recover from the “first dollar” of Losses; provided, however, notwithstanding any provision to the contrary herein or in any Closing Document, the total liability of Sellers for any or all Claims and/or Losses with respect to the Interests and the Property (for any reason other than fraud and Tax Claims (as described hereinabove)) including, without limitation, for all Claims and/or Losses related directly or indirectly to (i) and (ii) hereinabove, shall not exceed the maximum aggregate amount of Five Million Dollars ($5,000,000). Buyer shall not make any Claim under this Article IX unless Buyer in good faith believes the Claims would exceed the minimum thresholds to recovery provided in this Section 9.3(a).
(b)    Except as provided in Section 9.3(c), the obligations of Seller to indemnify any Buyer Indemnitee under Article IX of this Agreement shall survive only until the date which is twenty-four (24) months from the Closing Date (the “Indemnity Release Date”). Notwithstanding the Indemnity Release Date, the right of Buyer to make a Claim related to a breach of Seller’s representations and warranties set forth in Section 4.1 shall expire on the Release Date. Any Claim for indemnity that Buyer may have at any time against a Seller, with respect to which a written notice of such Claim has not been delivered to Sellers on or prior to the Indemnity Release Date (or the Release Date, in the case of a Claim relating to breach of Seller’s representations and warranties set forth in Section 4.1) shall not be valid or effective, and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Buyer may have at any time against a Seller for indemnification, with respect to which a written notice of such Claim has been delivered to Sellers on or prior to the Indemnification Release Date may be the subject of subsequent litigation brought by Buyer against such Seller, provided that such litigation is commenced against such Seller on or prior to the date which is three (3) months after the Indemnification Release Date. For the avoidance of doubt, on the Indemnification Release Date, each Seller and Subsidiary shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Buyer and/or its successors and assigns with respect to any Claims for indemnification of any Buyer Indemnitee, whether under this Article IX or otherwise, except solely for those Claims that are the subject of a written notice of such Claim delivered by Buyer to Sellers that is still pending on the Indemnification Release Date, and on the date which is three (3) months after the Indemnification Release Date, each Seller and Subsidiary shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Buyer and/or its successors and assigns with respect to any Claim for which a written notice has been delivered prior to the Indemnification Release Date pursuant to this Section 9.3(b) except solely for those matters that are the subject of pending litigation by Buyer against any Seller or Subsidiary commenced prior to the date which is three (3) months after the Indemnification Release Date.

(c)    The provisions of Section 9.3(a) and Section 9.3(b) and the limitations set forth therein shall not apply to those indemnities of Seller set forth in Section 9.1(a)(vi).

ARTICLE X
MISCELLANEOUS
Section 10.1     Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, or Federal Express or other nationally recognized overnight delivery service. Any notice shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to the address set forth below, unless such address is changed by written notice to the other parties in accordance with this Agreement:
To Buyer:    Mt. Joya Holdings, LLC
Mt. Joya Operations, LLC
2365 Carillon Point
Kirkland, WA 98033
Attention: General Counsel
Email: legal@bgi-group.com
with copies to:    Milbank, Tweed, Hadley & McCloy LLP
601 S. Figueroa Street, 30th Floor
Los Angeles, California 90017
Attention: P. Peter Benudiz
Facsimile No.: (213) 892-4714
To Sellers:    Strategic Hotels & Resorts
200 West Madison Street
Suite 1700
Chicago, IL 60601
Attention: Paula C. Maggio
Telephone: (312) 658-5020
with copies to:    Paul Hastings LLP
555 South Flower Street, Twenty-Fifth Floor
Los Angeles, California 90071
Attention: Rick S. Kirkbride, Esq.
Telephone: (213) 683-6261
and a copy to:    López Rangel y Gutiérrez Mendoza, S.C.
Bosque de Duraznos No. 65-707A
Bosques de las Lomas

México, D.F. 11700
Attention: Fabricio López Rangel
Telephone: (52)5552451797

Section 10.2    Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, contains all representations, warranties and covenants made by Buyer and Sellers and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any correspondence, memoranda or agreements between the parties, excluding the Confidentiality Agreement, or any oral or written statements made by a Seller, its Affiliates, employees or agents, are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement together with the Exhibits and Schedules hereto.
Section 10.3     Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein.
Section 10.4     Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or any Closing Documents or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement or any Closing Documents, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including court costs (including costs of any trial or appeal therefrom) and reasonable attorneys’ fees and disbursements. This Section 10.4 shall survive the Closing, or if this Agreement is terminated, the termination of this Agreement.
Section 10.5     No Merger. The obligations contained herein, the performance of which is contemplated after the Closing, shall not merge with the transfer of the Interest but shall remain in effect until fulfilled.
Section 10.6     Assignment. Buyer may not assign its rights or obligations under this Agreement or any direct or indirect ownership or other interest in Buyer to any Person without the prior written consent of Seller, and any such assignment made without Sellers’ consent shall be void ab initio.
Section 10.7     Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A party may deliver executed signature pages to this Agreement by electronic mail transmission to any other party, which electronic mail copy shall be deemed to be an original executed signature page.

Section 10.8     Governing Law; Jurisdiction and Venue.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES RECOGNIZE THAT, WITH RESPECT TO SOME PORTION OF THE PROPERTY, IT MAY BE NECESSARY FOR THE PARTIES TO COMPLY WITH CERTAIN ASPECTS OF THE LAWS OF OTHER JURISDICTIONS IN ORDER TO CONSUMMATE THE PURCHASE AND SALE OF THE INTERESTS AND THE PROPERTY PURSUANT HERETO. THE PARTIES AGREE TO COMPLY WITH SUCH OTHER LAWS TO THE EXTENT NECESSARY TO CONSUMMATE THE PURCHASE AND SALE OF THE INTERESTS AND THE PROPERTY. IT IS THE PARTIES’ INTENT THAT THE PROVISIONS OF THIS AGREEMENT BE APPLIED TO THE INTERESTS AND THE PROPERTY IN A MANNER THAT RESULTS IN THE GREATEST CONSISTENCY POSSIBLE.
(b)    For the purposes of any suit, action or proceeding involving this Agreement, Buyer and Sellers hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service; provided that a reasonable time for appearance is allowed, and Buyer and Sellers agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by any party. In furtherance of such agreement, Buyer and Sellers agree upon the request of any party to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.
(c)    Buyer and Sellers hereby irrevocably waive any objection that Buyer or any Seller may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 10.9     Waiver of Trial by Jury. Each party hereby waives, irrevocably and unconditionally, trial by jury in any action brought on, under or by virtue of or relating in any way to this agreement or any of the documents executed in connection herewith, the interests, or any claims, defenses, rights of set-off or other actions pertaining hereto or to any of the foregoing.
Section 10.10     Confidentiality and Return of Documents.
(a)    As a condition to Sellers’ agreement to furnish and/or disclose Confidential Information (as defined below) to Buyer and its representatives for review and inspection, Buyer (and its representatives) hereby agrees to be bound by the terms set forth in that certain Confidentiality Agreement dated August 12, 2013 and executed by Buyer and this Section 10.10(a). Buyer agrees that it will use Confidential Information exclusively for the purpose of evaluating the potential transaction with Sellers involving the Property. “Confidential Information” shall include all information, whether in writing, computer diskette, other medium or oral communication, furnished to Buyer by or on behalf of Sellers or their Affiliates relating to the Property, or Sellers or any of their assets, as well as written memoranda, notes, analyses, reports, compilations, or studies prepared by Buyer which contain, or are derived from, such information furnished by Sellers. Notwithstanding the foregoing, information provided by Sellers shall not constitute Confidential Information if such information (i) is or becomes generally available to the public other than as a result of a disclosure by or through Buyer or its directors, officers, employees or Affiliates in contravention of this agreement, (ii) was already available to, or in the possession of, Buyer prior to its disclosure by, or at the direction of, Sellers in connection with Buyer’s evaluation of a possible transaction involving the Property, (iii) is or becomes available to Buyer from a source (other than the Broker or Sellers) not bound, to the Knowledge of Buyer, by any legal, contractual or fiduciary obligation prohibiting the disclosure of Confidential Information by such source to Buyer, or (iv) is required to be disclosed in connection with a Required Consent or pursuant to any applicable laws or regulations promulgated by any Governmental Authority having jurisdiction over the party making the applicable disclosure. This Section 10.10(a) shall survive, if the Closing does not occur, any termination of this Agreement, but shall terminate upon the Closing.
(b)    Prior to the Closing, each party hereby covenants that it shall not, at any time, issue any press release or public statement (a “Press Release”) with respect to the transactions contemplated by this Agreement without the prior consent of the other party, except to the extent required by law or the regulations of the SEC. After the Closing, either party may issue a Press Release. If either party is required by law to issue a Press Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Press Release to the other parties for their review and approval. The obligations set forth in this Section 10.10(b) shall survive the Closing, or the expiration or earlier termination of this Agreement, as applicable.
Section 10.11     Interpretation of Agreement. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.
Section 10.12     Amendments. This Agreement may be amended or modified only by a written instrument signed by each of Buyer and Sellers.
Section 10.13     No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.
Section 10.14     No Third Party Beneficiary; Sellers’ Obligations Several; Sellers’ Consents.
(a)    The provisions of this Agreement are not intended to benefit any third parties.
(b)    The obligations of each Seller under this Agreement are several and no Seller shall have any liability for the obligations of any other Seller hereunder.

(c)    With respect to any consent, approval or waiver of the Sellers to be granted hereunder, such consent, approval or waiver shall be deemed granted with respect to that portion of the Interests or the Property if granted by the Seller or Subsidiary that owns such Interest or portion of the Property, and if such consent, approval or waiver is applicable generally such consent, approval or waiver shall be deemed granted if granted by fifty percent (50%) or more of the Sellers.
Section 10.15     Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.
Section 10.16     Drafts not an Offer to Enter into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Interests. The parties shall be legally bound with respect to the purchase and sale of the Interests pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including all of the Exhibits and Schedules hereto, and each of Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including all Exhibits and Schedules hereto.
Section 10.17     Further Assurances. Each party shall, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement.

[Signature page to follow]

The parties hereto have executed this Agreement as of the date first written above.

SELLERS:
SHC MEXICO HOLDINGS, LLC
By: /s/ Diane M. Morefield Name: Diane M. Morefield Title: EVP & CFO
SHC HOLDINGS, LLC
By: /s/ Diane M. Morefield Name: Diane M. Morefield Title: EVP & CFO
SBA VILLAS, LLC
By: /s/ Diane M. Morefield Name: Diane M. Morefield Title: EVP & CFO
SANTA BARBARA US, L.P. By: SHC Mexico Holdings, LLC, its General Partner
By: /s/ Diane M. Morefield Name: Diane M. Morefield Title: EVP & CFO
The undersigned acknowledges and agrees that it is jointly and severally liable with Seller with respect to Seller’s indemnification obligation set forth and described in Article IX of this Agreement.
STRATEGIC HOTEL FUNDING, L.L.C.,
a Delaware limited liability company
By:   /s/ Diane M. Morefield
   Name: Diane M. Morefield
Title: EVP & CFO

BUYER:	MT. JOYA HOLDINGS, LLC
By: /s/ Robbie Fritz Name: Robbie Fritz Title: Authorized Signatory
MT. JOYA OPERATIONS, LLC By: /s/ Robbie Fritz Name: Robbie Fritz Title: Authorized Signatory

ESCROW AGENT:
The undersigned Escrow Agent hereby accepts the foregoing Purchase and Sale Agreement and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.
FIRST AMERICAN TITLE INSURANCE COMPANY
By:     /s/ James McIntosh
    Name: James McIntosh
Title: VP & Sales Manager

EXHIBIT A-1
DESCRIPTION OF LAND WITH RESPECT TO PUNTA MITA RESORT

EXHIBIT A-2
DESCRIPTION OF LAND WITH RESPECT TO DEVELOPMENT PARCEL

EXHIBIT B

INTENTIONALLY OMITTED

EXHIBIT C-1

OWNERSHIP OF INTERESTS BEFORE PRE-CLOSING MERGER

Entity	Members	Percentage Interests
Punta Mita Resort	Mexico Holdings	99.99%
	SHC Holdings	0.01%
	Total	100.00%

Punta Mita TRS	Punta Mita Resort	99.99%
	SHC Holdings	0.01%
	Total	100.00%

EXHIBIT C-2

OWNERSHIP OF INTERESTS AFTER PRE-CLOSING MERGER

Entity	Members	Percentage Interests
Punta Mita Resort	Mexico Holdings	75.601162%
	SHC Holdings	0.0007151%
	SBA Villas	0.0000001%
	Santa Barbara US	24.3981228%
	Total	100.00%

Punta Mita TRS	Punta Mita Resort	99.99%
	SHC Holdings	0.01%
	Total	100.00%

EXHIBIT E-1

FORM OF BUYER’S CLOSING CERTIFICATE

___________, 2013
Reference is made to that certain Purchase and Sale Agreement (the “Agreement”), dated as of December 12, 2013, between SHC MEXICO HOLDINGS, L.L.C., a Delaware limited liability company, SHC HOLDINGS, L.L.C., a Delaware limited liability company, SBA VILLAS, LLC, a Delaware limited liability company, and SANTA BARBARA US, L.P., a Delaware limited partnership (collectively, “Seller”), and MT. JOYA HOLDINGS, LLC, a Washington limited liability company, and MT. JOYA OPERATIONS, LLC, a Washington limited liability company (collectively, “Buyer”). Capitalized terms used herein, but not defined herein shall have the meanings set forth in the Agreement.
Pursuant to Section 7.3(b) of the Agreement, the undersigned, in [his][her] capacity as [an authorized officer][member] of Buyer, hereby certifies to Seller on behalf of Buyer that, as of the date hereof the representations and warranties made by Buyer in the Purchase Agreement are accurate in all material respects as of the date hereof (except for any of such representations and warranties that are qualified by materiality, which shall be true in all respects) as though such representations and warranties were made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as otherwise set forth on Schedule 1 attached hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate on behalf of Buyer as of the date first written above.

BUYER:	MT. JOYA HOLDINGS, LLC
By: Name: Title:
MT. JOYA OPERATIONS, LLC By: Name: Title:

EXHIBIT E-2

FORM OF SELLER’S CLOSING CERTIFICATE

___________, 2013
Reference is made to that certain Purchase and Sale Agreement (the “Agreement”), dated as of December 12, 2013, between SHC MEXICO HOLDINGS, L.L.C., a Delaware limited liability company, SHC HOLDINGS, L.L.C., a Delaware limited liability company, SBA VILLAS, LLC, a Delaware limited liability company, and SANTA BARBARA US, L.P., a Delaware limited partnership (collectively, “Seller”), and MT. JOYA HOLDINGS, LLC, a Washington limited liability company, and MT. JOYA OPERATIONS, LLC, a Washington limited liability company (collectively, “Buyer”). Capitalized terms used herein, but not defined herein shall have the meanings set forth in the Agreement.
Pursuant to Section 7.3(a) of the Agreement, the undersigned, in [his][her] capacity as [an authorized officer][member] of Seller, hereby certifies to Buyer on behalf of Seller that, as of the date hereof the representations and warranties made by Seller in the Agreement are accurate in all material respects as of the date hereof (except for any of such representations and warranties that are qualified by materiality, which shall be true in all respects) as though such representations and warranties were made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as otherwise set forth on Schedule 1 attached hereto.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate on behalf of Seller as of the date first written above.

SELLER:
SHC MEXICO HOLDINGS, LLC
By: Name: Title:
SHC HOLDINGS, LLC
By: Name: Title:
SBA VILLAS, LLC
By: Name: Title:
SANTA BARBARA US, L.P. By: SHC Mexico Holdings, LLC, its General Partner
By: Name: Title:

EXHIBIT F

PROPRIETARY INFORMATION

N/A

EXHIBIT G

FORM OF EMPLOYER SUBSTITUTION AGREEMENT

(TO BE AGREED UPON BY BUYER AND SELLER PRIOR TO CLOSING)

EXHIBIT H

INTENTIONALLY OMITTED

EXHIBIT I

TITLE COMMITMENT

(See Attached)

SCHEDULE 1.1(A)

EXISTING LEASES

SCHEDULE 1.1(B)

FINAL WORKING CAPITAL

“Final Working Capital” shall mean the Net Adjusted Assets (as defined below) of Sellers less the Net Adjusted Liabilities (as defined below) of Sellers, plus or minus closing pro rations (as defined below), determined and calculated by Sellers within ninety (90) days after the Closing and periodically thereafter if additional adjustments are necessary, as provided in Section 7.4(b) of the Agreement.

The calculation of the Final Working Capital shall be prepared in manner consistent with past practices and in accordance with US GAAP and be based on the consolidated results of Sellers

“Net Adjusted Assets”:

+     Total assets
(-)     net fixed assets
(-)     net intangible assets
(-) intercompany and related party receivables
(-)     receivables due for longer than ninety (90) days and any other doubtful receivables without a reserve
(-)    any item that is not a potential cash inflow
(-)    balance in the bank account(s) of any capital improvement or other reserve fund provided for in the Management Agreement
(-) all deferred tax assets (or deferred income tax) excluding those related to Advances from customers
(-) Value added tax recoveries or off-sets related to the merger of Seller’s subsidiaries

=    Net Adjusted Assets

“Net Adjusted Liabilities”:

+    Total liabilities

(-)    any item that is not a payment obligation(-) intercompany and related party payables
(-) deferred revenue associated with access fees also known as deferred liability- DINE and deferred liability- RCPM on Seller’s balance sheet
(-) any deferred tax liabilities (or deferred income tax)
(+) any real estate property transfer taxes and expenses related to the merger of Seller’s subsidiaries

+    accrued and non-expired taxes calculated as of the Closing Date (except to the extent included in the balance sheet)

+    any other payment obligation not included in the balance sheet (including, without limitation, the costs related to hiring a professional firm in order to produce a detailed inventory of the fixed assets of Sellers as requested under applicable tax and accounting rules)
+    base management fees, incentive fees, royalty fees and other amounts payable under the Management Agreement and deferred to Manager, calculated as of the Closing Date (except to the extent included in the balance sheet)
=    Net Adjusted Liabilities

“Closing pro rations”

+ Hotel guest revenues net of any collected deposits and advances for active stays as shown in the guest ledger of the Closing date; Note any room revenues pertaining to the day and night of closing being shall be divided in ½ with 50% credit to the Seller and 50% credit to the Buyer(+/-) Payroll expenses and trade payables not accrued for, but incurred as of the Closing date
(+/-) Utility expenses not accrued for, but incurred as of the Closing date
(+/-) Proration adjustment to F&B inventory as of the Closing date, including and without limitation all unopened F&B inventory in “mini-bars” and rooms
(+/-) Proration adjustment to Retail inventory as of the Closing date
(+/-) Proration adjustment to Room supply inventory as of the Closing date
(+/-) Proration adjustment to Prepaid expenses, including but not limited to insurance and property tax, as of the Closing date
(+/-) Proration adjustment to FF&E as of the Closing date

SCHEDULE 1.1(C)

ESTOPPEL CERTIFICATES

1.	Golf and Tennis Estoppel Certificate to be signed by Cantiles and Club de Golf Punta Mita

2.	Condo Estoppel Certificate to be signed by Asociacion de Condominos Punta Mita

3.	Water Supply Agreement Estoppel Certificate to be signed by Inmobiliara Dine

4.	Modern Mexican Restaurant Estoppel Certificate dated 11/30/13, signed by Modern Mexican Restaurant

5.	Four Seasons Estoppel Certificate to be signed by the 3 Four Seasons entities

SCHEDULE 1.2

INTELLECTUAL PROPERTY

N/A

SCHEDULE 2.2(B)

WIRE INSTRUCTIONS

(TO BE ATTACHED)

SCHEDULE 4.1(A)(XV)

MATERIAL CONTRACTS

PUNTA MITA TRS, S. DE R.L. DE C.V.

SCHEDULE 4.1(A)(XVII)

MATERIAL PERMITS

SCHEDULE 4.1(A)(XX)

LITIGATION

SCHEDULE 4.1(A)(XXIII)

NOTICES OF VIOLATIONS OF LAW

None.

SCHEDULE 4.1(A)(XXIV)

ENVIRONMENTAL MATTERS

1.- ENVIROMENTAL REGISTRY AS HAZARDOUS WASTE GENERATOR

Registry number: SEMARNAT 261.SGPA.DMIC.2003/181 03889
Dated December 2, 2003
Copy of the registry has been requested to the authorities.

2.- ENVIROMENTAL REGISTRY AS SPECIAL RESIDUES GENERATOR

The procedure is in place, however, the filing to obtain the Registry as Special Residues Generator will be done.

3.- ANNUAL OPERATING REPORT (CÉDULA DE OPERACIÓN ANUAL OR “COA”)

The Registration has been filed since April 28, 2006.
The report shall be filed annualy. This will be file in order to obtain the renewal of the COA

SCHEDULE 4.1(A)(XXVI)

TAX MATTERS

(See Attached)

SCHEDULE4.1(A)(XXIX)

TAX ACTIONS AND PROCEEDINGS

None.

SCHEDULE 4.1(A)(XXXI)

EMPLOYEE BENEFIT PLANS

(See Attached)

SCHEDULE 4.1(A)(XXXIV)

COLLECTIVE BARGAINING AGREEMENTS

1.	Sindicato de Trabajadores de la Industria Gastronomica, Hotelera, Similares y Conexos del Estado de Nayarit, Seccion 30, Miembro de la Federacion de Trabajadores de Nayarit

SCHEDULE 4.1(A)(XXXVI)

BANK ACCOUNTS, SAFE DEPOSIT BOXES AND SIGNATORIES

SCHEDULE 4.1(A)(XXXVII)

POWERS OF ATTORNEY

(See Attached)

SCHEDULE 4.1(A)(XXXIX)

CONSIGNMENT AGREEMENTS

OWNER	DATE	PURPOSE OF CONSIGNMENT	TERM	AMOUNT AGREED FOR THE CONSIGNMENT
Debbie de la Cueva	November 1st, 2009	Boutiques / Artwork Exposition	Indefinite	Commissions agreed
Javier Degollado	December 1st	Boutiques / Artwork Exposition	Indefinite	Commissions agreed
Maria Guadalupe Partida Zaragoza	November 1st, 2009	Boutiques / Artwork Exposition	Indefinite	Commissions agreed
Mariano Pérez Vivanco	November 1st, 2009	Boutiques / Artwork Exposition	Indefinite	Commissions agreed

SCHEDULE 4.7

PRE-CLOSING MERGER COMPLETION

For purposes of this Agreement, the Pre-Closing Merger will be deemed completed when each of the following conditions have been satisfied:

a)
The partners’ meeting (or partners’ unanimous written consent in lieu of a meeting) of each of the Merged Entities and Punta Mita Resort has approved the Pre-Closing Merger (“Merger Resolutions”), including the execution of a merger agreement by and among the Merged Entities and Punta Mita Resorts (“Merger Agreement”), and approved their respective balance sheets (“Balance Sheet”);

b)	The Merged Entities and Punta Mita Resort have entered into the Merger Agreement;

c)	The Balance Sheet of each of the Merged Entities and Punta Mita Resort have been published in the Official Gazette (Periódico Oficial) of their respective corporate domicile;

d)
The Merged Entities shall have published in the Official Gazette (Periódico Oficial) of their respective corporate domicile the procedure approved by their partners for the discharge and satisfaction of all their liabilities OR the Merged Entities and Punta Mita Resort shall have obtained the consent to the Pre-Closing Merger of their respective creditors ;

e)
The minutes of the partners’ meeting (or partners’ unanimous written consent in lieu of a meeting) containing the Merger Resolutions have been notarized and duly registered with the Public Registry of Commerce of the corporate domicile of each of the Merged Entities and Punta Mita Resort; and

f)
There shall exist no Order or suit, action or proceeding commenced by any party against the Merged Entities or Punta Mita Resort opposing the Pre-Closing Merger prior to recordation as provided in point f.